UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ^ )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HURON CONSULTING GROUP INC.

(Name of registrant as specified in its charter)

    ^

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

    ^

(2)	Aggregate number of securities to which the transaction applies:

    ^

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ^

(4)	Proposed maximum aggregate value of the transaction:

    ^

(5)	Total fee paid:

    ^

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

    ^

(2)	Form, Schedule or Registration Statement No.:

    ^

(3)	Filing Party:

    ^

(4)	Date Filed:

    ^

550 West Van Buren Street

Chicago, IL 60607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2012

The Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company”) will be held at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607 on May 1, 2012, at 11:00 a.m. Central Daylight Savings Time, for the following purposes:

1)  To elect to the board of directors the two persons nominated by the board of directors;

2)  To hold an advisory vote on executive compensation;

3)  To approve the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan;

4)  To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5)  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 6, 2012 will be entitled to notice of and to vote at the meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy, which is solicited on behalf of the board of directors, and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time prior to the meeting, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting to be

Held on May 1, 2012

The Proxy Statement and Annual Report to Stockholders are

available at www.edocumentview.com/HURN

By Order of the Board of Directors

Diane E. Ratekin, Corporate Secretary

Chicago, Illinois

March 20, 2012

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders of Huron Consulting Group Inc. (the “Company,” “Huron,” “we” or “us”). The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Tuesday, May 1, 2012 at 11:00 a.m. Central Daylight Savings Time, at the Company’s corporate headquarters located at 550 West Van Buren Street, Chicago, Illinois 60607. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 20, 2012.

GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting Requirements

The Company has one class of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. Only stockholders of record at the close of business on March 6, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 22,940,406 shares of common stock issued and outstanding.

The accompanying proxy is solicited from the holders of record of the common stock on behalf of the board of directors of the Company and is revocable at any time by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing and delivering a later-dated proxy by mail prior to the Annual Meeting. Furthermore, the stockholders who are present at the Annual Meeting may revoke their proxies and vote in person.

If your shares are held in a bank or brokerage account, you will receive proxy materials from your bank or broker, which will include a voting instruction form. If you would like to revoke voting instructions given to your bank or broker, you must follow its instructions. If you would like to attend the Annual Meeting and vote these shares in person, you must obtain a proxy from your bank or broker. You must request the proxy from your bank or broker; it will not automatically supply one to you.

All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the proxies in accordance with the directions given therein. Where no instructions are indicated, properly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. The directors expect shares of common stock held by executive officers and directors of the Company will be voted “FOR” such proposals.

A quorum, consisting of at least one-third of shares of common stock issued and outstanding, must be present at the meeting for any business to be conducted. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld, abstentions are cast or there are broker non-votes, will be considered present at the meeting for purposes of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s third amended and restated certificate of incorporation divides the Company’s board of directors into three classes, with each class being elected to a three-year term.

The board of directors has nominated DuBose Ausley and John S. Moody as Class II Directors to be voted upon at the 2012 Annual Meeting. James D. Edwards, John McCartney and James H. Roth are Class III Directors serving terms ending at the 2013 Annual Meeting. H. Eugene Lockhart and George E. Massaro are Class I Directors serving terms ending at the 2014 Annual Meeting.

This Proxy Statement relates only to the solicitation of proxies from the stockholders with respect to the election of the two nominees as Class II Directors and the other matters described herein. The board of directors knows of no reason that Mr. Ausley or Mr. Moody might be unavailable to serve as the Class II Directors, and each has expressed an intention to serve, if elected. If either of Mr. Ausley or Mr. Moody is unable to serve, the shares represented by all valid proxies will be voted “FOR” the election of such substitute nominee as the board of directors may recommend. There are no arrangements or understandings between any of the persons nominated to be a Class II Director and any other person pursuant to which any of such nominees was selected.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting that are voted, provided that a quorum is represented at the meeting. Shares of common stock held by stockholders electing to abstain from voting and “broker non-votes” will be counted toward the presence of a quorum but will not be considered present and voting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of Mr. Ausley and Mr. Moody as Class II Directors, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. AUSLEY AND MR. MOODY AS CLASS II DIRECTORS.

The tables below set forth certain information regarding the directors of the Company.

Nominees to Board of Directors

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
DuBose Ausley	74	Attorney, Ausley & McMullen, P.A.	2004	Class II 2012

John S. Moody	63	President, Parkside Capital	2005	Class II 2012

DuBose Ausley has served on our board of directors since October 12, 2004. He is an employee of Ausley & McMullen, P.A., a law firm in Tallahassee, Florida, where he was chairman for more than 25 years prior to June 2002. Mr. Ausley serves as a director of Capital City Bank Group, Inc., a financial services holding company; Tampa Electric Company, a public utility operating in the State of Florida, and its parent, TECO Energy, Inc.; and Capital Health Plan, an affiliate of Blue Cross and Blue Shield of Florida, Inc., on whose board he served from 1982 to 2005. Mr. Ausley served on the board of regents of the State University System of Florida from 1978 to 1994 and served as its chairman in 1981 and 1982. He also served on the board of trustees of Washington and Lee University for 10 years. In addition, he served as chairman of the Capital City Bank Group, Inc. from 1982 to 2003. Mr. Ausley received his B.A. in Economics from Washington and Lee University and his J.D. from the University of Florida College of Law.

John S. Moody has served on our board of directors since November 8, 2005. He is president of Parkside Capital, formerly known as ProTerra Realty, a fund manager investing in real estate in Houston, Texas. Mr. Moody joined the board of Hines Global REIT, a privately owned real estate investment, development and management company, in June 2009. He joined the board of directors of Potlatch Corp., a real estate investment trust, in September 2006, and on January 19, 2009, he assumed the role of Vice Chairman of Potlatch Corp. From 2001 to 2005, he served on the boards of directors of three publicly held REITs: Keystone Property Trust, CRIIMI MAE, Inc. and Equity Office Properties Trust. From 2004 until October 2005, Mr. Moody served as president and chief executive officer of HRO Asset Management, LLC, a real estate advisory business. From 2001 to 2004, Mr. Moody served as president of Marsh & McLennan Real Estate Advisors, Inc., a business that directed the execution of real estate projects and transactions for Marsh & McLennan. From 1995 to 2000, Mr. Moody was president and chief executive officer of Cornerstone Properties, Inc., a REIT that acquired, developed and operated large-scale Class A office buildings in major markets throughout the United States and that merged into Equity Office Properties Trust. Mr. Moody received his B.A. in History from Stanford University and his J.D. with honors from The University of Texas School of Law.

Directors Not Standing for Election

Name	Age	Principal Occupation	Director Since	Class and Year in Which Term Expires
James D. Edwards	68	Retired Managing Partner—Global Markets at Arthur Andersen LLP	2004	Class III 2013

John McCartney	59	Non-executive Chairman, Huron Consulting Group Inc.	2004	Class III 2013

James H. Roth	54	Chief Executive Officer and President of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary	2009	Class III 2013

H. Eugene Lockhart	62	Senior Advisor, Berenson & Company, LLC	2006	Class I 2014

George E. Massaro	64	Vice Chairman of the Board, Huron Consulting Group Inc.	2004	Class I 2014

James D. Edwards has served on our board of directors since October 12, 2004. Mr. Edwards retired in 2002 as managing partner—global markets of Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen LLP in 1964 and served in several positions after that time. Mr. Edwards is also a director of Cousins Properties Incorporated, a publicly held REIT; Transcend Services, Inc., a provider of medical transcription services to the healthcare industry; and Crawford & Company, a global provider of claims adjustment and risk management solutions. Until February 2010, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries. Mr. Edwards received his B.S. in Accounting from Bob Jones University and is a member of the American Institute of Certified Public Accountants.

John McCartney was appointed Non-executive Chairman of the board effective May 3, 2010. He has served on our board since October 12, 2004. From that date until February 2010, he served as chairman of the Audit Committee. On March 1, 2011, Mr. McCartney was appointed chairman of the board of Westcon Group, Inc., a specialty distributor of networking and communications equipment, on whose board he has served since August 1998 and previously served as chairman from January 2001 until March 2009. From January 2007 until April 2010, Mr. McCartney served as chairman of the board of directors of A.M. Castle & Co., a global distributor of specialty metal and plastic products, and has served on that board since 1998. From December 2003 until January 2007, Mr. McCartney served as chairman of the board of First Circle Medical, Inc., a privately held medical therapy company. On May 7, 2009, he was elected to the board of Covance Inc., a drug development services company. On July 16, 2007, he was appointed a non-executive director of Datatec Limited, a networking technology and services company. He had previously served as vice chairman of the board of directors of Datatec from October 1998 until May 2004. From July 2005 until April 2010, Mr. McCartney served on the board of Federal Signal Corporation, a safety and security products manufacturer. From June 1997 to March 1998, he held the position of president of 3Com Corporation’s Client Access Unit. He joined the executive management team of US Robotics in March 1984 as vice president and chief financial officer and served in various executive capacities until serving as president and chief operating officer of US Robotics from January 1996 until its merger with 3Com Corporation in June 1997. Mr. McCartney received his B.A. in Philosophy from Davidson College and his MBA from The Wharton School of the University of Pennsylvania.

James H. Roth has served as Chief Executive Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC, our principal operating subsidiary, since July 30, 2009. He was appointed President of Huron on March 31, 2011. Mr. Roth was elected to Huron’s board of directors on November 3, 2009. Previously, he served as Vice President, Health and Education Consulting for the Company since January 1, 2007. Since Huron’s inception in 2002, until he became our CEO, Mr. Roth was a managing director and practice leader of the Company’s Higher Education Consulting practice, which he grew into one of our largest organically grown practices. Mr. Roth has been a frequent speaker in national forums on matters relating to higher education and academic medical centers. He received his B.A. in Political Science and Economics from Vanderbilt University and his MBA from Southern Methodist University.

H. Eugene Lockhart has served on our board of directors since December 5, 2006. In April 2011, Mr. Lockhart became a senior advisor to Berenson & Company, LLC, a financial advisory and investment management firm. Since 2005, he has served as a partner and chairman, Financial Institutions, Diamond Castle Holdings, LLC in New York, a private equity investment firm. On February 7, 2011, he was appointed to the board of directors of Bonds.com, a trading platform for fixed income securities. Mr. Lockhart is also a director and audit committee chairman of RadioShack Corporation, a retail seller of consumer electronic goods and services, and serves on the board of Asset Acceptance Capital Corp., a purchaser of accounts receivable portfolios from consumer credit originators. Previously, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010. Since 2002, Mr. Lockhart has been a venture partner at Oak Investment Partners, a multibillion dollar venture capital firm. Prior to that, from 2000 to 2002, he served as chairman and chief executive officer of New Power Holdings, a retail provider of energy to homes and small businesses throughout the United States. From 1999 to 2000, Mr. Lockhart was president of Consumer Services for AT&T. His prior positions include president of Global Retail Bank and Bank of America, as well as president and chief executive officer of MasterCard International. Mr. Lockhart received his B.S. in Mechanical Engineering from the University of Virginia and his MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

George E. Massaro resumed the position of Vice Chairman of Huron’s board on May 3, 2010, a role in which he had previously served from March 2005 until July 30, 2009. Mr. Massaro had assumed the role of Non-executive Chairman in July 2009, to assist the new management team upon the departure of the Company’s former chairman. Mr. Massaro has served as a director since May 2004. Effective February 16, 2009, Mr. Massaro ceased to be an employee of the Company. He had served as our Chief Operating Officer and as Chief Operating Officer of Huron Consulting Services LLC from June 2003 until March 2005. Mr. Massaro joined Huron Consulting Services LLC in August 2002 as a managing director and subsequently became the leader of our Disputes and Investigations and Valuation Services practices. Previously, he served as the managing partner of Arthur Andersen LLP’s 1,200-person New England practice from 1998 to 2002 and managing partner of the Boston office from 1995 to 1998. Mr. Massaro has served clients in the financial services and high-technology industries. Mr. Massaro serves as a director of Charles River Laboratories, a provider of research products and preclinical services for the biomedical community, and of Eastern Bank Corporation, an independent mutual bank holding company in New England. He is also a member of the board of trustees of Mount Auburn Hospital in Cambridge. In addition, Mr. Massaro is chairman of the audit committee of the Archdiocese of Boston and a member of its finance committee. Mr. Massaro received his B.A. in Accounting and Finance from Bentley College and his MBA from Babson College.

Executive Officers

The Company’s executive officers are as follows:

Name	Age	Position
James H. Roth	54	Chief Executive Officer, President and Director
C. Mark Hussey	51	Executive Vice President, Chief Financial Officer and Treasurer
James K. Rojas	43	Executive Vice President and Chief Operating Officer
Diane E. Ratekin	55	Executive Vice President, General Counsel and Corporate Secretary

James H. Roth’s biographical information is provided above under the caption “Directors Not Standing for Election.”

C. Mark Hussey was appointed Executive Vice President, Chief Financial Officer and Treasurer of Huron on July 18, 2011. Prior to joining Huron, from 2002 to 2011, Mr. Hussey served as chief financial officer at Crosscom National, LLC, a privately held professional IT services organization deploying and servicing in-store technology solutions for large, national retailers. In that role, he was responsible for all finance and administrative functions for the company. Prior to that, from 2000 until 2002, he served as executive vice president and chief financial officer, North America, at Information Resources, Inc. During his career, Mr. Hussey has held senior finance, accounting and investor relations positions at entities such as EZLinks Golf, Inc., Dominick’s Finer Foods, Inc., and the Quaker Oats Company. Mr. Hussey received his B.S. in Accountancy from the University of Illinois, Urbana-Champaign and his MBA in Finance from the University of Chicago Graduate School of Business. He is a Chartered Financial Analyst, Certified Management Accountant, and Certified Public Accountant (Illinois).

James K. Rojas was appointed Chief Operating Officer of Huron Consulting Group Inc. and Huron Consulting Services LLC on March 31, 2011. He was named Executive Vice President on April 11, 2011. Mr. Rojas had served as Huron’s Chief Financial Officer and Treasurer from November 3, 2009 until July 18, 2011. From 2007 to 2009, Mr. Rojas was the executive vice president and chief financial officer of Stop & Shop and Giant Supermarket Company, a subsidiary of Ahold USA, Inc., a grocery retailer. Prior thereto, he was the executive vice president—shared services of Ahold USA, Inc. from January 2007 to June 2007. Previously, from January 2006 to December 2006, he was the executive vice president and chief administration officer of U.S. Foodservice, a broadline foodservice distributor. Prior to that, from March 2005 through December 2005, Mr. Rojas served as Vice President of Corporate Development for Huron, as well as a managing director of Huron Consulting Services LLC, from May 2002 through March 2005. Mr. Rojas received his B.B.A., with a concentration in Accounting, from the University of Notre Dame.

Diane E. Ratekin was appointed Vice President and General Counsel of Huron on February 22, 2011, and was named Executive Vice President on April 11, 2011. She was appointed Corporate Secretary on December 12, 2011. She had previously served as Huron’s Assistant Corporate Secretary since May 6, 2009. Ms. Ratekin has been employed in Huron’s legal department since January 2005, and previously served as Deputy General Counsel. Prior to joining Huron, Ms. Ratekin was a partner in the Corporate Department of McGuireWoods LLP. Previously, she spent 17 years in the legal department of Deutsche Investment Management Americas Inc., formerly known as Zurich Scudder Investments, Inc. and Kemper Financial Services, Inc., where she was a Director and Team Leader of the Corporate and Investments Team. Before that, Ms. Ratekin was a litigator at Jenner & Block. Ms. Ratekin is admitted to practice in Iowa and Illinois. She is a member of the American Bar Association, the Chicago Bar Association and the Association of Corporate Counsel. She received her B.A. in English and her J.D. from the University of Iowa.

Director Independence

Our Corporate Governance Guidelines require that the board of directors make an annual determination regarding the independence of each of our directors. The board of directors has determined that Messrs. Ausley, Edwards, Lockhart, Massaro, McCartney and Moody are “independent” as defined in the applicable listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its determination, the board of directors considered the standards of independence set forth in the NASDAQ Corporate Governance Listing Standards and all relevant facts and circumstances to ascertain whether there was any relationship between a director and the Company that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director or any material relationship with the Company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company). The board of directors also considered the following: the son of Mr. Massaro is the chief financial officer of a former Huron client. The board of directors concluded that this relationship did not violate the NASDAQ categories of independence, and also concluded that the relationship was immaterial and did not impair Mr. Massaro’s independence.

Board Leadership Structure and Risk Oversight

Board Leadership.     In 2010, we separated the roles of chairman of the board and chief executive officer. Our Non-executive Chairman is John McCartney and our Chief Executive Officer is James H. Roth. As Non-executive Chairman, Mr. McCartney, in consultation with Mr. Roth, among other things: develops the agendas for board meetings, determines the appropriate scheduling for board meetings, assesses the quality, quantity and timeliness of information provided from management to the board, assists the Nominating and Corporate Governance Committee in monitoring and implementing our Corporate Governance Guidelines and otherwise takes steps to ensure that the board is acting in the long-term best interests of the Company. Mr. McCartney also chairs executive sessions of the board. In addition, Mr. George E. Massaro serves as Vice Chairman. In that role he continues to devote his energies to addressing the remaining restatement related matters with the objective of allowing our management team to devote necessary time and attention to our clients, our people and the markets we serve.

The board, after discussion, has concluded that our current board leadership structure is appropriate for the Company, as it believes the separation of powers is healthy for our organization at this time in its history.

Risk Oversight.     One of the board’s responsibilities is to review the adequacy of the Company’s systems for compliance with all applicable laws and regulations for safeguarding the Company’s assets and for managing the major risks it faces. The board executes its responsibility for risk management directly and through its committees. The committees oversee risk matters associated with their respective areas of responsibility. For example, in addition to receiving reports from PricewaterhouseCoopers LLP, Huron’s independent registered public accounting firm (“PwC”), regarding significant accounting and financial reporting developments, our internal control over financial reporting and other matters, the Audit Committee requires direct reporting to it:

•	By the General Counsel of matters raised through legal developments;

•	By Crowe Horwath LLP, Huron’s internal auditors, of reports of internal audit; and

•	By the Chief Compliance Officer of whistleblower hotline and compliance efforts and issues raised in implementing and monitoring our compliance program.

The committees advise the full board of their risk oversight activities. In addition, the board regularly considers potential business risks facing the Company, including those surrounding such issues as:

•	Security and Privacy;

•	Quality Assurance;

•	International Compliance;

•	Merger Integration;

•	Business Continuity;

•	Regulatory Risks;

•	Employee Retention; and

•	Growth Management.

In 2011, we reviewed our material compensation policies and practices and reported to the Compensation Committee that these policies and practices are considered not to entail risks reasonably likely to have a material adverse effect on the Company. A committee comprised of the Chief Compliance Officer, the CFO, the General Counsel, the Vice President, Human Resources and the Director of Compensation reviewed the plan elements, potential risks and various controls in place with respect to Huron’s executive, managing director, employee and business developer compensation plans. We concluded that our compensation programs contain many controls and design features that mitigate excessive risk-taking behavior.

These features include, for all managing directors and executives:

•	A balance of fixed and variable compensation;

•	Variable compensation comprised of cash incentives tied to short-term individual, team and Company-wide achievements and equity incentives to focus leaders on long-term financial success;

•	Payouts modified based upon individual performance; and

•	Multiple controls, including Compensation Committee oversight and approval of (i) annual Company-wide bonus pools based on the achievement of Company and practice plans, and (ii) all equity grants.

In addition, our executive compensation plan includes the following features:

•	Executive incentives based on performance metrics that balance revenue growth, profitability and strategic measures;

•	Payouts capped at 125% of target;

•	Share ownership and retention requirements; and

•	Use of independent compensation consultants to the Compensation Committee.

Both the Compensation Committee and the Audit Committee report to the board matters that present risks for the organization as a whole, and they are addressed by the board.

Board Meetings and Committees

The board of directors conducts its business through meetings of the full board, actions taken by written consent in lieu of meetings, and by the actions of its committees. During 2011, the board of directors held nine meetings.

During 2011, each board member attended at least 95% of the board meetings and their respective committee meetings. Although the Company does not have a formal policy regarding director attendance at our annual meetings, we encourage directors to attend. All directors attended the 2011 Annual Meeting of Stockholders.

The board of directors operates in part through its three committees: Audit, Compensation, and Nominating and Corporate Governance. All committee members are “independent” as defined in the applicable listing standards of NASDAQ, and, with respect to the Compensation Committee, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Each of the committee charters is available on the Company’s web site at www.huronconsultinggroup.com.

Audit Committee.    The Audit Committee responsibilities include overseeing our accounting and financial reporting processes, overseeing the audits of our financial statements and internal control over financial reporting, and retaining and discharging our auditors. The Audit Committee met six times in 2011. The members of the Audit Committee are Messrs. Lockhart (Chairman), McCartney and Moody. The board of directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The board of directors has also determined that each of Messrs. Lockhart and McCartney is an “audit committee financial expert,” as defined by the applicable securities regulations.

The Report of the Audit Committee for the fiscal year ended December 31, 2011 appears below under the caption “PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM—Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee responsibilities include overseeing our compensation and benefit plans, including all compensation arrangements for executive officers and directors. The Compensation Committee met six times in 2011. The members of the Compensation Committee are Messrs. Moody (Chairman), Ausley and Lockhart.

Management assists the Compensation Committee in the performance of its duties as described in more detail below under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Role of Management.” The Compensation Committee may exercise its discretion in modifying any recommended awards to executive officers. In addition, during 2011, the CEO participated in all of the Compensation Committee’s general meetings, in the telephonic meeting, and in all of the executive sessions, except for those in which the Compensation Committee considered the CEO’s performance, compensation and incentives. The Report of the Compensation Committee on Executive Compensation appears below under the caption “EXECUTIVE COMPENSATION—Compensation Committee Report.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee responsibilities include identifying and recommending to the board of directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Nominating and Corporate Governance Committee met five times in 2011. The members of the Nominating and Corporate Governance Committee are Messrs. Edwards (Chairman), Ausley and Moody.

Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all candidates for nomination to the board of directors, including those proposed by stockholders as provided below. The Nominating and Corporate Governance Committee reviews the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the board of directors and the Company. The board of directors believes that its nominees should reflect over time a diversity of experience, gender, race, ethnicity and age, although it follows no strict criteria when making decisions. The Nominating and Corporate Governance Committee selects qualified candidates and reviews its recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board of directors.

If the Nominating and Corporate Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate, and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be disclosed in the proxy statement, if the consent of both the stockholder and the candidate has been received.

For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must notify the Company’s Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at a stockholders’ meeting. To make a director nomination at the annual meeting, a stockholder must notify the Company’s Corporate Secretary within the time periods specified under “SUBMISSION OF STOCKHOLDER PROPOSALS” below in the Proxy Statement. Notices should be sent to: Corporate Secretary, Huron Consulting Group, 550 West Van Buren Street, 17th Floor, Chicago, Illinois 60607, or corporatesecretary@huronconsultinggroup.com. In either case, the notice must meet all of the requirements contained in the bylaws.

The notice must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the proposed nominee and any Stockholder Associated Person (as defined below);

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•

the name and record address of the stockholder who is submitting the notice; and any Stockholder Associated Person, or a nominee holder for a stockholder or any Stockholder Associated Person who owns shares of capital stock of the Company beneficially but not of record, as they appear on the Company stock ledger and current name and address, if different;

•

the class or series and number of shares of voting stock of the Company that are owned of record or beneficially by the stockholder who is submitting the notice and any Stockholder Associated Person and the date such shares were acquired and the investment intent of such acquisition;

•

a description of all arrangements or understanding between the stockholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the stockholder who is submitting the notice;

•

if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder is a holder of record of Company stock entitled to vote at the meeting and intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice;

•

any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•

to the extent known to the stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice; and

•

as to the stockholder giving notice and any Stockholder Associated Person, whether and to the extent which any hedging or any other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of capital stock of the Company.

A “Stockholder Associated Person” of any stockholder is any person controlling, directly or indirectly, or acting in concert with, such stockholder; any beneficial owner of shares of capital stock of the Company owned of record or beneficially by such stockholder and any person controlling, controlled by, or under common control with, such Stockholder Associated Person.

Stockholder Communications Policy

The Company’s board of directors has established a process for stockholders to send communications to the board of directors. Stockholders may communicate with any member of the board of directors, including the chairperson of any committee, an entire committee or the independent directors or all directors as a group, by sending written communications to:

Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

17th Floor

Chicago, Illinois 60607

E-mail messages should be sent to corporatesecretary@huronconsultinggroup.com.

A stockholder must include his or her name and address in any such written or e-mail communication. The communication must indicate that the sender is a Company stockholder.

Each communication intended for the board of directors and received by the Corporate Secretary that is related to the operation of the Company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. If the communication is mailed as personal, it will not be opened, but rather will be forwarded unopened to the intended recipient.

Diversity of Board Skills and Experience

Huron does not have a formal policy on diversity; however, its board believes that board nominees should reflect over time a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee, in discussing board composition, has focused on diversity of experience in relation to the development of the business. The Nominating and Corporate Governance Committee seeks candidates from regions where Huron offices are located, with prior management experience and experience on public company boards and in relevant industries.

Individual Contributions of Board Members

John McCartney, Huron’s Non-executive Chairman, has served as chairman and vice chairman of the boards of several public and private companies, as well as of an institution of higher education. His deep knowledge of accounting and his prior experience as chief financial officer and chief operating officer of a public company have prepared Mr. McCartney, while serving as a member of the Audit Committee, to successfully guide Huron through its recent challenges, and to enable him to lead us through the resolution of our regulatory and legal proceedings. Mr. McCartney is based in Chicago, the location of Huron’s principal business offices.

George E. Massaro, Vice Chairman of Huron, has been uniquely able to contribute to the board deliberations on a multitude of issues because of his former experience as leader of our Disputes and Investigations practice and Chief Operating Officer of Huron from 2003 to 2005. Moreover, his 30 plus years of experience in public accounting and management of a professional services practice with Arthur Andersen enables him to provide a broad range of business insights as well as contacts in the business community. Beginning in early 2005 through March of 2006, he devoted his efforts to client matters and led our efforts in the Special Investigation of Fannie Mae. In March 2006, he reduced his role to approximately one-third time and continued to devote his efforts to similar client matters through February 2009. Mr. Massaro’s collective experience has served the Huron board well, particularly during his role as Non-executive Chairman from July 2009 until May 2010, as the board managed the ongoing resolution of the various issues that were triggered by our financial restatement.

James H. Roth, our CEO and President, has, as a founding member of Huron, guided and grown Huron’s Higher Education Consulting practice from a fledgling service offering to its prominent position today. Mr. Roth brings to the board his deep knowledge of the operations of institutions of higher education, including their healthcare and research facilities and their global expansion goals. Named in 2009 and in 2011 by Consulting Magazine as one of the Top 25 Most Influential Consultants, Mr. Roth brings to the board a deep understanding of the Huron organization and the consulting business; in particular, in the areas of domestic and global higher education and healthcare, which today comprise over 60% of Huron’s revenue.

DuBose Ausley has served on multiple boards of directors of companies, including telecoms, electric utilities and financial institutions. His experiences serving on the boards of healthcare companies, in particular health plans, as well as institutions of higher education, have allowed him to contribute the client perspective of those two principal areas of Huron’s business. As a practicing attorney and former chair of a law firm in the Southeast United States, he is uniquely sensitive to the legal issues facing public companies that provide consulting services in healthcare and higher education. He also contributes to the board discussions and deliberations his professional legal knowledge as a litigator and his prior experiences as a member of corporate boards dealing with complex issues.

H. Eugene Lockhart brings to Huron’s board the know-how and experience he has amassed through his work overseeing and growing companies in which he represents venture capital investors, his experience as chief executive officer of leading corporations, and his service on the boards of companies in such diverse fields as financial services, healthcare and pharmaceuticals. Mr. Lockhart’s ample experience serving as chairman of the audit committee of public companies, including currently serving as chairman of the audit committee of RadioShack Corporation, make him particularly able to lead the Company’s Audit Committee as the Company brings to resolution its regulatory and legal proceedings. In addition, as the former executive and chairman of some of the most recognized companies in the world, Mr. Lockhart contributes to Huron his wealth of contacts, including those with investors.

James D. Edwards’ experience includes 38 years with Arthur Andersen in the professional services industry and 25 years in various leadership positions, including Managing Partner for all operations in the United States and North America from 1987 to 1997, which makes him uniquely suited to understand and successfully address the challenges and opportunities presented to Huron. Mr. Edwards’ deep knowledge of accounting and financial consulting services, his many years of experience managing a large segment of a professional services firm, as well as his network of prior Arthur Andersen clients in such diverse fields as real estate, pharmaceuticals and healthcare, provide Huron’s board deliberations a wealth of relevant management experience, knowledge of the consulting industry and contacts throughout the business world.

John S. Moody has devoted the majority of his career to real estate related businesses. He has served on multiple boards of directors, including holding positions as chairman and vice chairman, of companies organized as real estate investment trusts engaged in commercial real estate, as well as forest products. Mr. Moody has opened doors for Huron’s Houston office consultants to his many contacts in Texas. In addition, he is the former chief executive officer of a public company which owned Class A office buildings throughout the United States. That experience, combined with his professional training as a real estate and corporate attorney, and broad experience in the capital markets, inform the board deliberations and enrich its discussions.

Compensation of Directors

During 2011, we paid each of our non-employee directors an annual cash retainer of $60,000 and $1,000 for each meeting of the board of directors or any committee of the board that he attended. In connection with Mr. Massaro’s resumption of his prior role as Vice Chairman in May 2010, the Compensation Committee

approved, effective April 1, 2010, an annual supplemental retainer of $25,000 in addition to the annual board retainer of $60,000. In connection with Mr. McCartney’s assumption of the role of Non-executive Chairman in May 2010, the Compensation Committee approved, effective May 3, 2010, an annual cash retainer of $175,000 in addition to the annual board retainer of $60,000. Mr. McCartney does not receive a fee for meetings he attends.

In addition to the annual cash retainer, we paid an annual fee of $10,000 to the Chairperson of the Audit Committee and $7,500 to the Chairpersons of each of the Compensation Committee and the Nominating and Corporate Governance Committee, for chairing the committees. All of our directors are reimbursed for out-of-pocket expenses for attending board and committee meetings. In addition, each non-employee director receives an annual grant of restricted stock on the date of the Company’s annual meeting. Beginning in 2010, directors are expected to own Huron stock equal to at least three times the annual cash retainer (not including the supplemental retainers paid to the Non-executive Chairman and Vice Chairman). On May 2, 2011, each non-employee director received 5,903 shares, which vest ratably over the following 12 calendar quarters. Each share grant was equivalent to approximately $170,000, based on the closing stock price on April 29, 2011. On the date of the Annual Meeting, each non-employee director will be granted a number of shares of restricted stock equal to approximately $170,000, based on the closing stock price on the date immediately preceding the Annual Meeting. Although no new directors have joined the board since December 2007, in the future the Compensation Committee expects to make an initial grant of restricted stock to new directors in an amount necessary to attract persons with the skills and experiences it seeks, based on the facts and circumstances of the Company at the time.

Although eligible to do so, no director has elected to participate in our deferred compensation plan, which is described under the caption “EXECUTIVE COMPENSATION—2011 Nonqualified Deferred Compensation.”

The Compensation Committee will review board compensation annually and make changes as it deems appropriate.

Director Compensation Table

The following table summarizes the fees paid and the aggregate grant date fair value of shares granted to each of the non-employee directors in 2011. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
DuBose Ausley (2)	80,000	170,006	250,006
James D. Edwards (3)	81,500	170,006	251,506
H. Eugene Lockhart (4)	90,000	170,006	260,006
George E. Massaro (4)	94,000	170,006	264,006
John McCartney (4)	235,000	170,006	405,006
John S. Moody (4)	93,500	170,006	263,506

(1)	This column represents the aggregate grant date fair value of shares granted to our directors in 2011. Grant date fair value is based on the closing price of Huron stock on the last trading day prior to the grant date. Each of these grants vests ratably over the 12 calendar quarters following the grant.

(2)	At December 31, 2011, Mr. Ausley held 9,152 shares of restricted common stock and options to purchase 10,000 shares of our common stock. All of the outstanding options held by Mr. Ausley have vested.

(3)	At December 31, 2011, Mr. Edwards held 9,152 shares of restricted common stock and options to purchase 12,903 shares of our common stock. All of the outstanding options held by Mr. Edwards have vested.

(4)	At December 31, 2011, each of Messrs. Lockhart, Massaro, McCartney and Moody held 9,152 shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon our review of forms filed by directors, officers and certain beneficial owners of our common stock (the “Section 16(a) Reporting Persons”) pursuant to Section  16 of the 1934 Act, we have not identified any late filings in 2011.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each of our named executive officers currently employed by the Company;

•	each member of our board of directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director, officer or 5% or more stockholder, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

	Beneficial Ownership
Name of beneficial owner(1)	Shares	%
Wellington Management Company, LLP (2)	2,573,227	11.37
Eagle Asset Management, Inc. (3)	1,448,213	6.40
William Blair & Company, L.L.C. (4)	1,183,751	5.23
BlackRock, Inc. (5)	1,171,022	5.17
James H. Roth (6)	226,288	*
James K. Rojas (7)	70,816	*
John McCartney (8)	48,066	*
James D. Edwards (9)	43,546	*
DuBose Ausley (10)	42,899	*
John S. Moody (11)	33,154	*
H. Eugene Lockhart (12)	29,487	*
George E. Massaro (13)	23,781	*
Diane E. Ratekin (14)	18,129	*
C. Mark Hussey (15)	11,664	*
All directors and executive officers as a group (10 persons) (16)	547,830	2.38

*	Indicates less than 1% ownership.

(1)	The principal address for each of the stockholders, other than Wellington Management Company, LLP, Eagle Asset Management, Inc., William Blair & Company, L.L.C., and BlackRock, Inc., listed below, is c/o Huron Consulting Group Inc., 550 West Van Buren Street, Chicago, Illinois 60607.

(2)	The principal address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. Information regarding beneficial ownership of our common stock by Wellington Management Company, LLP is included herein in reliance on a Schedule 13G/A filed with the SEC on February 14, 2012.

(3)	The principal address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716. Information regarding beneficial ownership of our common stock by Eagle Asset Management, Inc. is included herein in reliance on a Schedule 13G filed with the SEC on January 24, 2012.

(4)	The principal address of William Blair & Company, L.L.C. is 222 West Adams, Chicago, Illinois 60606. Information regarding beneficial ownership of our common stock by William Blair & Company, L.L.C. is included herein in reliance on a Schedule 13G/A filed with the SEC on January 30, 2012.

(5)	The principal address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The shares are owned by the following subsidiaries of BlackRock, Inc.: BlackRock Japan Company Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Limited. Information regarding beneficial ownership of our common stock by BlackRock, Inc. is included herein in reliance on a Schedule 13G/A filed with the SEC on February 13, 2012.

(6)	Includes 6,757 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 59,263 shares of restricted common stock, as well as 3,855 shares held by a family partnership.

(7)	Includes 3,921 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 42,298 shares of restricted common stock.

(8)	Includes 7,753 shares of restricted common stock, as well as 1,259 shares held by a wholly-owned limited liability company of which Mr. McCartney is the sole owner.

(9)	Includes 12,903 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 7,753 shares of restricted common stock.

(10)	Includes 10,000 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 7,753 shares of restricted common stock.

(11)	Includes 7,754 shares of restricted common stock.

(12)	Includes 7,753 shares of restricted common stock.

(13)	Includes 7,753 shares of restricted common stock.

(14)	Includes 1,176 shares issuable upon exercise of options that are exercisable currently or within 60 days of the Record Date. Also includes 9,798 shares of restricted common stock.

(15)	Includes 11,240 shares of restricted common stock.

(16)	Includes an aggregate of 34,757 shares issuable upon exercise of options held by members of the group that are exercisable currently or within 60 days of the Record Date. Also includes 169,118 shares of restricted common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation program with respect to the compensation of persons who appear in the “Summary Compensation Table” (who we refer to collectively throughout this Proxy Statement as our “named executive officers”).

Executive Summary – Business Strategy, Performance and Compensation Decision Making

The Compensation Committee, in making compensation decisions impacting our named executive officers, considers the Company’s business strategy and performance against that strategy. To understand our compensation decision making, it is important to understand the Compensation Committee’s evaluation of the quantitative and qualitative performance of the Company during 2011.1 The Company’s strategy and performance are described more completely in our 10-K and 10-Q filings.

Huron had a successful 2011. Compared to 2010, we experienced revenue growth of 17.6%; adjusted EBITDA margins expanded from 16.9% to 18.3%; and we had an increase in headcount of 225, or 12.8%. In addition, Huron was recognized as one of the Best Firms to Work For by Consulting magazine. Huron’s mission and primary goal is to serve our clients by providing the highest quality professional services. We attract, recruit, and retain knowledgeable and passionate professionals, and we provide a collaborative culture that enables each to thrive professionally and personally. We also strive to deliver strong financial results to the investment community while contributing to the communities in which we live and work. The hospital, university, life sciences, academic medical center and corporate legal environments are all undergoing significant change in the way they have done business. We are honored that so many organizations have chosen Huron to help them navigate this challenging path. The past year was also a difficult one for our Financial Consulting segment, which resulted in the divestiture of the Accounting Advisory Practice. Huron, however, has remained committed to the Financial Consulting segment. In 2011, we worked with 813 clients including over 190 new clients. Huron has a focused strategy as we look to the next three years. The key components of that strategy are:

•	To be recognized as a premier professional services firm focusing on the professions of healthcare, education and law.

•	To be number one or two in market share among all of our businesses.

•	To achieve our growth organically complemented by acquisitions that fit our strategic and cultural objectives.

•	To strengthen our balance sheet, by continuing to improve working capital and by reducing debt.

The accomplishments that the Compensation Committee focused on in its evaluation of the compensation program are outlined below:

•	2011 financial performance was consistent with external guidance communicated throughout the year.

•	Revenue from continuing operations was $606.3 million in 2011, representing a 17.6% increase from 2010. Revenue is one of our compensation performance measures, which we discuss below.

•

The adjusted EBITDA from continuing operations was $110.8 million in 2011, representing a 27% increase from 2010. The adjusted EBITDA margin for 2011 was 18.3%, up from 16.9% in 2010. The adjusted EBITDA margin, a non-GAAP measure, is one of our compensation performance measures, which we discuss below.

[1]

In the following discussion of the Company’s 2011 performance, the Compensation Committee discusses certain of Huron’s results of operations using certain non-GAAP financial measures, which are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”), Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations under the subheading “Non-GAAP Measures.”

•

Adjusted earnings per share from continuing operations was $2.11 compared with $1.45 in 2010, representing a 45.5% increase over 2011. Adjusted earnings per share, a non-GAAP measure, is one of our compensation performance measures, which we discuss below.

•	Huron divested under-performing businesses and narrowed its focus on several market areas: Healthcare, Education, Life Sciences, Legal and Financial Consulting.

•	The Company received strong shareholder support for our executive compensation program as evidenced by the 92% of votes in favor of the 2011 “Say on Pay” advisory vote.

•	The capital market recognized our performance, as reflected in a 46.5% increase in stock price during the 2011 calendar year (see chart below).

Changes to Leadership Team

The past year was also a successful one in the development of our named executive officer team. During 2011, the following changes occurred:

•

The board of directors changed the title of Vice President to Executive Vice President (“EVP”) on April 11, 2011, for certain of the named executive officers and further clarified their roles and responsibilities.

•	Mr. Roth: On March 31, 2011, Mr. Roth took on the role of President and continued in his roles of Chief Executive Officer and Director.

•	Mr. Hussey: On July 18, 2011, Mr. Hussey was hired as EVP, Chief Financial Officer and Treasurer.

•

Mr. Rojas: On March 31, 2011, Mr. Rojas was promoted to the role of Chief Operating Officer from the role of VP, Chief Financial Officer and Treasurer. He became an EVP on April 11, 2011. Mr. Rojas continued to serve as Chief Financial Officer and Treasurer until the appointment of Mr. Hussey on July 18, 2011.

•

Ms. Ratekin: On February 22, 2011, Ms. Ratekin was promoted to the position of General Counsel. Ms. Ratekin had previously been Deputy General Counsel, Managing Director and Assistant Secretary. She became an EVP on April 11, 2011. On December 12, 2011, Ms. Ratekin was appointed Corporate Secretary.

•

Ms. Delgado: On February 22, 2011, Ms. Delgado became Senior Counsel to the Board of Directors and transitioned from the General Counsel role. She relinquished the role of Corporate Secretary on December 12, 2011, but remained as Senior Counsel to the Board of Directors until her retirement on December 31, 2011.

•	Mr. Shade: On March 31, 2011, Mr. Shade transitioned from the roles of President and Chief Operating Officer, and retired on June 30, 2011.

Each of the persons identified above is a named executive officer for the year ended December 31, 2011.

Philosophy and Objectives of Our Executive Compensation Program

The philosophy and objectives of our executive compensation program are straightforward. We strive to provide pay to reflect performance that is in the long-term best interests of our shareholders. We define performance as a blend of financial performance versus goals, achievement of strategic initiatives, and the delivery of value to shareholders. We endeavor to deliver a competitive target total value by using a mix of compensation vehicles that allows us to attract, motivate and retain top leadership talent. We also strive for a high level of clarity about how our program is designed and operates.

The key operational aspects of our compensation program are summarized in the following table:

Dimension of Program	Description
Market Comparison	12 companies comprise our peer group for compensation decision making. This group is reviewed every year by the Compensation Committee.
Total Compensation Opportunity

Generally structure target total direct compensation within 10% to 15% of the peer group median. Target total direct compensation includes base salary, annual incentive compensation and long-term incentive awards. Actual value received by our named executive officers depends on Company performance.

Compensation Vehicles Used	We rely on base salary, annual cash incentive, stock options and performance shares.
Performance Metrics

The value of our compensation vehicles (with the exception of base salary) is based on three categories of performance metrics:

•    Financial goals—annual incentive and performance shares

•    Strategic objectives—annual incentive

•    Stock price appreciation—stock options

Perquisites and Special Benefits	Huron did not provide material perquisites to any named executive officer in 2011.
Agreements/Contracts	Each of our named executive officers is covered by a senior management agreement.
Governance Practices

The Compensation Committee takes a number of steps to ensure sound governance. Among these steps are: the Compensation Committee conducts an annual evaluation of its performance; conducts an annual review of its charter; and follows a thorough checklist to ensure that charter requirements are followed throughout the year.

External Consultant	Since 2009, the Compensation Committee has received advice from Semler Brossy Consulting Group, LLC (“Semler Brossy”).

Role of Compensation Committee

The Compensation Committee is responsible for, among other things, administering our executive compensation program in a manner consistent with our compensation philosophy and objectives. The principal functions of the Compensation Committee are to:

•	set salaries, annual and long-term incentive levels for the CEO and other named executive officers;

•	evaluate annually the performance of the CEO (in coordination with the full board) and other senior executives;

•	review and approve the design and competitiveness of compensation plans, executive benefits and perquisites;

•	periodically review director compensation and make recommendations to the board;

•	review and approve goals used for the annual and long-term incentive plans;

•	retain and terminate, in its sole discretion, any independent compensation consultant used to assist the Compensation Committee;

•	review and evaluate compensation arrangements to assess whether they could encourage undue risk taking; and

•	create a Compensation Committee report on executive compensation for inclusion in the proxy statement.

The Compensation Committee acts independently, but works closely with our board of directors and the executive management team in making many of its decisions. To support decision making, the Compensation Committee has retained the services of Semler Brossy.

In 2011, the Compensation Committee was comprised entirely of independent directors, none of whom have at any time been an officer or employee of the Company.

Role of Management

Our CEO works together with the Corporate Vice President, Human Resources and the Compensation Committee of our board of directors to establish, review and evaluate compensation packages and policies for our executive officers. Our CEO reviews the performance of each named executive officer and makes recommendations to the Compensation Committee based on his review. In addition, our CEO, COO and CFO provide input into our strategic goals for future performance periods. However, the Compensation Committee carefully reviews all information before finalizing incentive goals; we believe such a process ensures that goals will be motivating and challenging, but also attainable.

Role of Compensation Advisor

The Compensation Committee retained Semler Brossy as its advisor for the 2011 fiscal year to assist in the development and assessment of our executive compensation strategy and program. Semler Brossy reports directly to the Compensation Committee and serves at its sole discretion. Moreover, Semler Brossy does not perform any other services for the Company other than in connection with its work for the Compensation Committee.

As part of the annual review process, the Compensation Committee requests Semler Brossy to conduct an analysis regarding the competitiveness of our compensation program for each named executive officer. In response, Semler Brossy provides information about the market levels, pay mix and overall design of our executives’ compensation program.

Market Comparison

Twelve companies currently comprise the peer group for Huron. These companies were identified as meeting the following criteria:

•	Standard Industrial Classification (SIC) or Global Industry Classification Standard (GICS) codes:

•	GICS: Professional Services, excluding Media; Health Care Services or Technology; or

•

SIC: Management Consulting Services, Management Services, or Engineering, Accounting, Research Management and Related Services, excluding Advertising Agencies, Catalogue, Mail-Order Houses, Credit Reporting Agencies, Engineering Services, Help Supply Services, INS Agents & Brokers & Services.

•	Revenue roughly equal to one-half to two times Huron’s trailing 12 months revenue.

The chart below lists the current peer group with its trailing 12 months revenue and market capitalization as of December 31, 2011.

Huron Consulting Group Peer Group ($MM)

Company	Trailing 12 Months Revenue	Market Cap 12/31/2011
FTI Consulting	$1,567	$1,738
IHS	$1,326	$5,601
MAXIMUS	$955	$1,389
ICF International	$820	$490
CBIZ	$734	$305
Navigant Consulting	$785	$597
Accretive Health	$736	$2,257
Resources Connection	$566	$468
MedAssets	$548	$541
Duff & Phelps	$397	$441
CRA International	$305	$211
Advisory Board	$352	$1,215

Median	$735	$569

Huron Consulting Group	$606	$874

Changes were made to the criteria in 2011 to reflect Huron’s increased heavy emphasis on healthcare consulting, which is Huron’s largest practice, resulting in the following changes:

•	Accretive Health, Advisory Board and Emdeon were added.

•	Emdeon was acquired as of 10/31/11 and was subsequently removed.

•	Corporate Executive Board, Gartner, Heidrick & Struggles International and Korn/Ferry International were removed.

Principal Components of Compensation

Targeting of Total Direct Compensation.     The Compensation Committee’s objective is to position total direct compensation within 10% to 15% of the median of the peer group for each named executive officer. The Compensation Committee first established this positioning in early 2010 and developed target total direct compensation ranges based on this philosophy. During 2011, the Compensation Committee requested that Semler Brossy examine the target total direct compensation position, given the changes in the executive roles and changes in the peer group.

It is the assessment of the Compensation Committee that the total direct compensation levels of our named executive officers including our CEO are consistent and aligned with the competitive median of our peer group. The most recent analysis by Semler Brossy indicated that the total direct compensation levels are at the low end of +/-10% to 15% of median range with the exception of the CEO who is somewhat above the desired positioning (due primarily to a modest decline of the median in the reported peer group competitive pay for the CEO role). As a matter of philosophy, the Compensation Committee does not react to one-year changes in the reported compensation for a given position. In reviewing the 2011 analysis, the Compensation Committee noted that the peer group is composed of a relatively small number of companies and changes at only one or two companies can impact the overall analysis. It was also noted that several companies experienced turnover in the CEO role. Further, several of our peers were faced with unusual financial issues that resulted in shifts in their compensation practices. Since the impacts of these changes might be temporary, the Compensation Committee has elected not to make changes to Huron’s established compensation program in reaction to what we believe may be one-time aberrations in the reported information from the peer group.

The table below displays the 2011 target total direct compensation range for each position.

Executive Role	Huron Target Total Direct Compensation Range
CEO	$2,720,000 – $3,128,000
COO	1,300,000 – 1,495,000
CFO	1,196,000 – 1,275,400
GC	843,750 – 970,313

Base Salary and Annual Incentive Decisions for 2011

2011 Base Salary and Annual Incentive Changes.     The Compensation Committee approved the following changes to base salary and target annual incentive levels for the named executive officers.

Executive Officer	Compensation Changes	Rationale
James H. Roth	Salary - $800,000 2011 Target AIP* - 110% of salary	No changes made.

C. Mark Hussey	Hiring Salary - $325,000 2011 Target AIP - 70% of salary	Newly hired executive. The target AIP will be prorated for time worked during 2011 at the Company.

James K. Rojas	Salary - $460,000 to $550,000 2011 Target AIP - 80% of salary	Base salary adjusted with promotion.

Diane E. Ratekin	Salary - $240,000 to $325,000 2011 Target AIP - 50% of salary	Base salary adjusted with promotion.

*	AIP is defined as Annual Incentive Plan

2011 Annual Incentive Performance.     The Compensation Committee approved cash incentive payouts of 89% of target to each named executive officer. These payouts are based on revenue and adjusted EBITDA margin targets established for the plan year and the Compensation Committee’s evaluation of performance versus the strategic measures. These three metrics were chosen for 2011 based on the following factors:

•	Revenue supports the Company’s mandate to continue expansion of its service offerings and market presence.

•	Adjusted EBITDA margin percentage is designed to reinforce the Company’s focus on profitable growth.

•

Strategic measures are designed to support specific initiatives, and the performance against these strategic measures was evaluated based on the judgment of the Compensation Committee. To ensure compliance with the terms of Section 162(m) with respect to the payments under the program as performance-based compensation, for a payout up to the maximum under strategic measures, which is 125% of target, GAAP EPS must exceed $.05.

The chart below shows the results of each performance measure and the calculation of the incentive award.

Measure	Weight	Minimum 25% Payout	Target 100% Payout	Maximum 125% Payout	Actual Performance		Percentage Earned
Revenue	40%	$580.0MM	$650.0MM	$675.0MM	$629.1MM	(1)	78%
Adjusted EBITDA Percentage	30%	17.5%	18.4%	18.6%	18.3%		92%
Strategic Measures	30%						100%

	100%						89%

(1)	Includes $22.8 million of revenues reported as Discontinued Operations.

In determining the named executive officers’ performance against the strategic measures, the Compensation Committee objectively, but without a formula or specific weightings, concluded that a rating of 100% was appropriate for the named executive officers after evaluating performance in the following six areas:

•	Integrate Healthcare practice

•	Expand Academic Medical Center market presence

•	Transition executive leadership team

•	Finalize and execute leadership programs

•	Improve results from global practices

•	Re-negotiate bank credit facility and improve working capital

The Compensation Committee determined that performance met or exceeded expectations in five of the six areas. Performance was below expectations in the “improve results from global practices” area, though the Committee acknowledged that actions were taken in this area, namely to divest global financial services and global healthcare solutions. Overall, after considering the performance in all six areas, the Compensation Committee determined that 100% is an appropriate rating.

Long-Term Incentive Decisions for 2011

2011 Long-Term Grant.     As planned, the Compensation Committee approved significantly lower long-term incentive awards in 2011 than they had granted in 2010 to the named executive officers. The Compensation Committee also eliminated service-based restricted stock as a part of the ongoing equity program for named executive officers in order to increase the emphasis on financial performance. Service-based restricted stock may be used in special circumstances (e.g., recruiting of new executive officers). The 2011 grants were structured as 70% performance shares and 30% stock options to ensure there is appropriate focus on driving both financial performance and shareholder returns.

The performance shares will qualify for vesting based on Huron’s overall non GAAP adjusted EPS targets that were established at the beginning of the year as follows.

		2011 Performance Goals/Payouts
	2010 Actual	25%	100%	125%
EPS	$1.70	$1.89	$2.14	$2.40

Non GAAP adjusted EPS is used in the long-term incentive plan to ensure that the named executive officers are focused on profitability for shareholders over time. One-third of the performance shares will vest upon determination of the 2011 performance period; two-thirds will vest at the end of 2013.

The stock options granted will vest 25% per year over four years. Options are not subject to performance measures.

Grants were made on March 11, 2011 when the stock price was equal to $26.19. In addition to the grants described above, Ms. Ratekin received a grant of 5,000 shares of restricted stock on April 1, 2011, following her promotion, and Mr. Hussey received a hiring grant of 10,000 shares of restricted stock on August 1, 2011. This restricted stock will vest ratably over four years for both.

Natalia Delgado retired effective December 31, 2011. To acknowledge and recognize Ms. Delgado’s critical leadership role throughout her seven years of service at Huron, particularly during a very challenging period for the Company as a result of the Company’s financial statement restatement in 2009 and the related litigation and SEC investigation that followed such restatement, the board of directors exercised its discretion and made the decision to allow the vesting of her earned but unvested performance shares and restricted shares on a prorated basis through the last date of her employment. The methodology used was consistent with the pro rata acceleration provisions provided for use in certain other circumstances in Huron’s Amended and Restated 2004 Omnibus Stock Plan (the “Amended and Restated Plan”) or the grant agreements. Ms. Delgado received no other payments or benefits upon her retirement from the Company.

2011 Performance Share Vesting.     For the 2011 fiscal year, actual adjusted EPS was $2.11 and, as such, each named executive officer earned 97% of the grant of performance shares, with one-third vesting on December 31, 2011 and the balance vesting on December 31, 2013.

2010 CEO Stock Option Plan.     In 2010, the Compensation Committee approved a grant of stock options to Mr. Roth in recognition of the leadership role he played in developing the going-forward strategy of the Company, and to align him with the interests of shareholders during the implementation of the new business strategy. The one-time grant consisted of 100,000 stock options with an exercise price of $23.43. Fifty percent of the options are service based and will vest at the end of three years, provided he remains employed. The remaining options are performance based and service based and are to vest at the end of three years subject to the achievement of a $29.29 average stock price over 60 consecutive business days (125% of the stock price as of the grant date) at any time during the three-year period. On July 12, the stock price achievement component was met by Mr. Roth which triggered the vesting of 50,000 stock options on May 3, 2013, provided he continues to be actively employed on the vest date.

2011 Say on Pay Vote

We were pleased to receive a 92% vote in support of the executive compensation program in the 2011 Say on Pay advisory vote. We believe this positive vote reflects the number of improvements that were made in the executive compensation program in 2009 and 2010. In light of the strong support, we made no significant changes to the executive compensation program based on concerns or issues raised by our shareholders. We continue to desire feedback from our shareholders on our executive compensation program and will consider the views of our shareholders as we evaluate our compensation program in 2012.

Health and Welfare Benefits

The named executive officers are eligible for the same benefits generally available to Huron employees. The Company provides to all of its managing directors, Corporate Vice Presidents and named executive officers enhanced disability and life insurance benefits, and to Executive Vice Presidents it offers reimbursement of the cost of an annual executive physical examination. The Company also offers a nonqualified deferred compensation plan (the “DCP”) to all managing directors, Corporate Vice Presidents, named executive officers and independent directors. The DCP allows participants to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of investment vehicles. In 2011, none of the executive officers or independent directors elected to participate in the DCP.

Perquisites

Huron did not provide material perquisites to any named executive officer in 2011. The Company provides to all of its managing directors, Corporate Vice Presidents and executive officers enhanced disability and life insurance benefits, and to Executive Vice Presidents it offers reimbursement of the cost of an annual executive physical examination.

Change of Control / Severance Agreements

The Compensation Committee periodically reviews typical industry practices concerning severance and change of control agreements compared to Huron’s severance and change of control agreements. Huron has entered into agreements with each of the named executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of the Company. Huron provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on shareholder interests when considering strategic alternatives, and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Huron’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change of control of Huron, and if the executive’s employment is terminated without cause or for good reason (constructive termination), the executive will receive enhanced severance benefits. Huron provides enhanced severance benefits with a so-called “double trigger” because the Company believes that the executive officers would be materially harmed in a change of control only if it results in reduced responsibilities or compensation or loss of employment for the executive. In 2010, Huron eliminated the gross-up provisions for excise payments for the CEO in the event of a change of control.

Please refer to the discussion under “Employment and Severance Agreements” below for a more detailed discussion of the severance and change of control arrangements with the named executive officers.

Clawback Provisions

Currently the SEC and the NASDAQ are engaged in rulemaking to revise the listing standards to require a clawback policy in accordance with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Once this rulemaking is completed, the Company will promptly adopt an appropriate clawback policy.

Stock Ownership Guidelines, Holding Requirements and Hedging Policy

In 2010, the Compensation Committee adopted stock ownership guidelines for Huron’s named executive officers and directors. These guidelines are consistent with peer practices and designed to promote alignment with the interests of stockholders and the Company’s commitment to sound corporate governance.

Position	Stock Ownership Guideline
CEO	the lesser of 3x salary or 120,000 shares
COO/CFO	the lesser of 2x salary or 50,000 shares
Other Executive Officers	the lesser of 1x salary or 20,000 shares
Non-employee Directors	3x annual retainer

Until the relevant stock ownership target is achieved, executive officers are required to retain 60% of the net after tax proceeds from the exercise of stock options or vesting of restricted stock and performance shares. Mr. Roth and all of our non-employee directors have met the stock ownership guidelines. Messrs. Rojas and Hussey and Ms. Ratekin are required to retain 60% of the net after tax proceeds from the vesting of restricted stock and performance shares until they satisfy the ownership requirements.

The Company also has a hedging policy that requires board approval of any hedging activities by executive officers, and the board has indicated it would not approve any hedging activities except in unusual circumstances.

Tax Considerations

Section 162(m).    Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the CEO or any of the next three most highly paid executive officers of a publicly held corporation (other than the CFO). Huron may deduct compensation exceeding $1 million for federal income tax purposes if the compensation is paid pursuant to a performance-based, nondiscretionary plan that is approved by stockholders. Both the annual incentive plan and the equity plans comply with all the provisions of Section 162(m). The Compensation Committee reserves the right to pay compensation that is not performance based and that may not be deductible under Section 162(m).

Section 280G.    Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change of control defined as “excess parachute payments,” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The Compensation Committee amended senior management agreements in 2010 to ensure that severance payments would not be classified as “excess parachute payments.”

Under the terms of senior management agreements, if any amount, right or benefit paid or payable to the executive under the agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to the executive under the agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

2011 Summary Compensation Table

		Salary	Bonus	Non Equity Incentive Plan Compensation	Stock Awards	Option Awards	All Other Compensation	Total Compensation
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)(3)	($)
James H. Roth President and Principal Executive Officer (4)	2011 2010 2009	800,000 800,000 770,833	— 264,000 493,750	781,440 — —	760,453 1,433,590 1,000,021	335,995 1,108,000 —	26,767 27,437 42,368	2,704,655 3,633,027 2,306,972

C. Mark Hussey Executive Vice President, Principal Financial Officer and Treasurer (5)	2011	169,521	—	92,431	369,576	26,598	13,099	671,224

James K. Rojas Executive Vice President, Principal Operating Officer and Former Principal Financial Officer (6)	2011 2010 2009	527,808 460,000 241,667	— 110,400 652,500	390,720 — —	441,328 395,891 2,010,400	194,989 — —	24,063 22,885 730	1,578,908 989,176 2,905,297

Diane E. Ratekin Executive Vice President, General Counsel and Corporate Secretary (7)	2011	312,890	100,000	144,300	276,262	58,496	19,690	911,638

Former Executive Officers

Natalia Delgado Former Vice President, General Counsel and Corporate Secretary (8)	2011 2010 2009	375,000 375,000 325,000	— 84,375 243,750	— — —	— 447,991 299,988	— — —	29,240 25,241 29,302	404,240 932,607 898,040

David M. Shade Former President and Principal Operating Officer (9)	2011 2010 2009	375,000 750,000	— 45,000 —	— — —	— 435,588 2,855,000	— — —	26,135 34,922 34,480	401,135 1,265,510 3,639,480

(1)	This column represents the aggregate grant date fair value of restricted stock and/or performance share unit awards. In 2011, all of the executives received performance share units; Mr. Hussey and Ms. Ratekin also received time-vested restricted stock grants. In 2010, Messrs. Rojas and Shade received only performance share units; Mr. Roth and Ms. Delgado received both performance share units and time-vested restricted stock grants. In 2009, Messrs. Roth and Rojas received time-vested restricted stock grants.

The value of the performance share units in the table is the grant date fair value of the units that were earned in each year. In 2011, 97% of the target awards were earned.

For further details on the number of shares, please refer to the table under the caption “2011 Grants of Plan-Based Awards” below. For further details on the performance share unit plan, please refer to the “Long-Term Incentive Compensation” section within the “Compensation Elements” section of the “Compensation Discussion and Analysis.” For further details on the valuation of the shares, please refer to the notes under “2011 Grants of Plan-Based Awards” below and footnote 16 of the Company’s 2011 Form 10-K.

(2)	This column represents the aggregate grant date fair value of options granted in each of the respective years. In 2010, Mr. Roth received a grant of options that have performance and/or time vesting. For further details on the valuation of the options, please refer to the notes under “2011 Grants of Plan-Based Awards” below and footnote 16 of the Company’s 2011 Form 10-K.

(3)	All Other Compensation for 2011 is detailed in the following table.

(4)	Mr. Roth became CEO on July 30, 2009. Prior to that date, he served as Vice President of Huron’s Health and Education Consulting practice. Mr. Roth’s salary was $750,000 annually from January 1, 2009 through July 29, 2009. On January 11, 2010, his salary was increased to $800,000, retroactive to July 30, 2009, to reflect his new responsibilities. Effective March 31, 2011, Mr. Roth was asked by the board of directors to assume the role of President.

(5)	Mr. Hussey was hired on July 18, 2011 as Chief Financial Officer. Upon his hire he was granted 10,000 shares of restricted stock that vest over four years, with 25% vesting on each anniversary of the grant date.

(6)	Mr. Rojas was rehired on June 15, 2009 as a managing director at a salary of $400,000. He was appointed CFO on July 30, 2009. On January 11, 2010, his salary was increased to $460,000 retroactive to July 30, 2009, to reflect his new responsibilities as CFO. Mr. Rojas’s bonus amount in 2009 includes a sign-on bonus of $500,000 and an earned annual incentive of $152,500. Effective March 31, 2011, Mr. Rojas was appointed Chief Operating Officer and continued as acting Chief Financial Officer until July 18, 2011 when Mr. Hussey was hired. In recognition of his new role of COO, Mr. Rojas’s salary was increased on April 1 to $550,000 from $460,000.

(7)	Ms. Ratekin became Vice President and General Counsel effective February 22, 2011. Ms. Ratekin has been employed by Huron since 2005 and previously served as Deputy General Counsel. On December 12, 2011, Ms. Ratekin was appointed Corporate Secretary. The amount listed in the Bonus column for Ms. Ratekin represents a retention award paid on March 4, 2011. This retention award was for the period March 1, 2010 through March 1, 2011. The amount listed in the Stock Awards column includes a grant of restricted stock valued at $12,974 in recognition of her 2010 performance as Deputy General Counsel.

(8)	Ms. Delgado resigned from her role as Vice President and General Counsel on February 22, 2011 and assumed the role of Senior Counsel to the Board of Directors. She remained Corporate Secretary until December 12, 2011. Ms. Delgado retired from Huron on December 31, 2011.

(9)	Mr. Shade was appointed President and COO on May 6, 2009; prior to that he was the Vice President of Huron’s Healthcare practice. Mr. Shade resigned his position as COO effective March 31, 2011 and retired from the Company on June 30, 2011.

All Other Compensation

Name	Executive Long-Term Disability ($)(1)	Executive $1M Term Life Insurance ($)(2)	Company Provided 401(k) Match ($)(3)	Executive Physical ($)(4)	Total All Other Compensation ($)
James H. Roth	6,776	1,966	14,700	3,325	26,767
C. Mark Hussey	718	1,068	7,313	4,000	13,099
James K. Rojas	4,578	1,460	14,700	3,325	24,063
Diane E. Ratekin	2,818	2,172	14,700	—	19,690
Natalia Delgado	8,213	2,327	14,700	4,000	29,240
David M. Shade	2,415	5,395	14,700	3,625	26,135

(1)	Executive Long-Term Disability is provided to all managing directors.

(2)	Executive Term Life Insurance is provided to all managing directors.

(3)	Huron provides a Company 401(k) match to all participating employees.

(4)	Huron pays for an executive physical for executive officers. Huron provides no other executive perquisites.

2011 Grants of Plan-Based Awards

The following table summarizes the grants of equity awards during 2011 to each named executive officer. No non-equity incentive plan awards were made.

Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Date of Board or Compensation Committee Action	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: No. of Shares of Stock or Units	All Other Option Awards: No. of Shares of Stock Underlying Options	Full Grant Date Fair Value of Each Award ($) (1) (2) (3)
James H. Roth	3/11/2011 3/11/2011	3/11/2011 3/11/2011	7,484 —	29,935 —	37,419 —	— —	— 27,031	783,998 335,995

C. Mark Hussey	8/1/2011 8/1/2011 8/1/2011	7/22/2011 7/22/2011 7/22/2011	480 — —	1,918 — —	2,398 — —	— 10,000 —	— — 1,772	62,086 309,400 26,598

James K. Rojas	3/11/2011 3/11/2011	3/11/2011 3/11/2011	4,343 —	17,373 —	21,716 —	— —	— 15,687	454,999 194,989

Diane E. Ratekin	3/1/2011 3/11/2011 3/11/2011 4/1/2011	2/10/2011 3/11/2011 3/11/2011 3/11/2011	— 1,303 — —	— 5,211 — —	— 6,514 — —	487 — — 5,000	— — 4,706 —	12,974 136,476 58,496 130,950

(1)	The full grant date fair value of each March 11, 2011 award is based on the closing price of Huron stock of $26.19 on March 10, 2011, the last trading day prior to Compensation Committee action. The full grant date fair values of the August 1, 2011 performance-based restricted stock units (PSUs) and option awards are based on the closing price of Huron stock of $32.37 on July 29, 2011, the last trading day prior to grant date. The March 11, 2011 and August 1, 2011 PSUs were earned on the achievement of specific financial goals described below. One-third of the earned PSUs vest upon completion of the performance period, which ended December 31, 2011, and the remaining two-thirds vest on December 31, 2013 if the individual is still employed by Huron on that date.

The Target award column represents the base number of shares that could be earned; the Threshold column represents the minimum number of shares (25%) and the Maximum column represents the maximum number of shares (125%) that each named executive officer could earn. Based on the achievement of specific financial goals, the Compensation Committee determined that 97% of the shares were earned.

The following table shows the actual number of performance share units earned and vested on February 23, 2012 for each officer:

Name	Performance Share Units Earned	Performance Share Units Vested
James H. Roth	29,036	9,678
C. Mark Hussey	1,859	619
James K. Rojas	16,851	5,617
Diane E. Ratekin	5,053	1,684

(2)	The March 11, 2011 and August 1, 2011 option grants are subject to 25% vesting on each anniversary of the grant date provided the individual is still employed by Huron on the applicable vesting date. The grant date fair value of $12.43 for the March 11, 2011 option grants and the grant date fair value of $15.01 for the August 1, 2011 option grant were determined using the Black-Scholes valuation method.

(3)	The full value of the March 1, 2011 and April 1, 2011 restricted stock awards for Ms. Ratekin are based on the closing prices of Huron stock of $26.64 on February 9, 2011 and $26.19 on March 10, 2011, respectively, the last trading days prior to the Compensation Committee actions, and are subject to a four-year, straight-line vesting schedule, with 25% vesting annually. The August 1, 2011 restricted stock award for Mr. Hussey is based on the closing price of Huron stock of $30.94 on July 21, 2011, the last trading day prior to the Compensation Committee action, and is subject to a four-year, straight-line vesting schedule, with 25% vesting annually.

Employment and Severance Agreements

The Company currently has employment agreements with each of its named executive officers.

Roth senior management agreement

On January 12, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of July 30, 2009, with James H. Roth, CEO and President of the Company (the “Roth Agreement”). Set forth below is a brief description of the material terms of the Roth Agreement.

Term of Agreement. The Roth Agreement covers a term beginning on July 30, 2009 and continuing for three years from that date. Following the expiration of that initial three-year term, the Roth Agreement will be automatically renewed every 12 months, unless Mr. Roth or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Roth Agreement may be terminated earlier by Mr. Roth or the Company pursuant to its terms.

Base Salary. The Roth Agreement provides for an annual base salary of $800,000.

Annual Target Bonus. Each calendar year Mr. Roth will be eligible for an annual target bonus in an amount determined by the Compensation Committee based on performance and the Company’s compensation policies, which target bonus will not be less than 110% of Mr. Roth’s base salary. The actual amount of such annual bonus to be paid to Mr. Roth will be based on performance (the targets for which will be established within the first 90 days of the year to which such target bonus relates).

Long-term Incentives. In 2011, Mr. Roth will be eligible for a long-term incentive award with an aggregate value of not less than 130% and up to 150% of his base salary at the sole discretion of the Compensation Committee. Such award may be cash or equity based and may be subject to both time vesting and performance-based criteria, all at the discretion of the Compensation Committee.

Equity Awards. Mr. Roth will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee and based on performance and the Company’s compensation policies.

Other Benefits. Mr. Roth will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Post-Termination Payments. If Mr. Roth’s employment is terminated by the Company without Cause, or he resigns for Good Reason, Mr. Roth will be entitled to: (i) severance pay in an amount equal to the sum of his annual base salary and then-prevailing target bonus (“Severance Pay”), (ii) continuation of medical, dental and vision benefits for 12 months upon the same terms as exist from time to time for active similarly situated executives of the Company, (iii) a cash payment equal to the annual bonus he would have earned for the year of termination or resignation based on performance, prorated based upon the number of days employed in the year of termination or resignation, and (iv) pro rata vesting of any outstanding equity awards granted to Mr. Roth prior to 2010. In addition, Mr. Roth’s equity award agreements subsequent to December 31, 2009 provide for pro rata vesting of unvested restricted shares and service-based option awards and pro rata vesting of performance shares based on actual performance. The receipt of such benefits is conditioned upon Mr. Roth’s compliance with the covenants, representations and warranties contained in the Roth Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Roth Agreement to mean a resignation following: (i) a change in Mr. Roth’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois, (ii) a material breach of the Roth Agreement by the Company, (iii) a material reduction in his base salary or target cash compensation for a year, (iv) a material diminishment of his position, title, duties or responsibilities, or (v) the execution of a binding agreement committing the Company to a Change of Control (as defined in the Roth Agreement) without also committing legally and announcing publicly that Mr. Roth shall become the Chief Executive Officer of the surviving Company. The Roth Agreement provides the Company the right to cure prior to a resignation for Good Reason.

Change of Control. If (i) Mr. Roth’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason within two years following a Change of Control or (ii) Mr. Roth reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Roth will be entitled to: (a) cash equal to his target bonus for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and target bonus for the year of termination or resignation, and (c) continuation of medical, dental and vision benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Roth will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Roth would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Roth’s outstanding restricted stock and performance share grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. Mr. Roth’s service-based unvested option award will vest only if the acquirer does not assume the option upon a Qualifying Termination. The option award with a performance requirement will only vest if as of the Change of Control date the performance requirement is met and the acquirer does not assume the option upon a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Roth’s compliance with covenants, warranties and representations in the Roth Agreement and his execution and acceptance of the terms of a general release of the Company. The payments in clauses (a) and (b) of this paragraph shall be in lieu of any Severance Pay and any other plan or agreement providing for severance payments or benefits. Further, Mr. Roth will not be entitled to payments and benefits under both the Change of Control provisions of the Roth Agreement and the provisions of the Roth Agreement governing compensation after termination unrelated to a Change of Control.

“CoC Good Reason” is defined in the Roth Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Roth Agreement by the Company, (b) any material adverse change in Mr. Roth’s status, responsibilities or position with the Company, (c) any material reduction in his base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Mr. Roth that are materially inconsistent with his position and responsibilities described in the Roth Agreement, including, specifically, assignment of a position other than as Chief Executive Officer of the surviving Company, or (e) requiring Mr. Roth to be principally based at any office or location that is greater than 75 miles from Chicago, Illinois.

The Roth Agreement further provides that, if any amount, right or benefit paid or payable to Mr. Roth under the Roth Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Roth under the Roth Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Hussey senior management agreement

On July 7, 2011, the Company entered into a Senior Management Agreement, effective as of July 18, 2011, with C. Mark Hussey, CFO and Treasurer of the Company (the “Hussey Agreement”). Set forth below is a brief description of the material terms of the Hussey Agreement.

Term of Agreement. The Hussey Agreement covers a term beginning on July 18, 2011 and continuing for one year from that date (the “Initial Period”). Following the expiration of that initial one-year term, the Hussey Agreement will be automatically renewed every 12 months, unless Mr. Hussey or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Hussey Agreement may be terminated earlier by Mr. Hussey or the Company pursuant to its terms.

Base Salary. The Hussey Agreement provides for an annual base salary, payable in accordance with the Company’s customary payroll practices as in effect from time to time. At the conclusion of the Initial Period, the CEO shall perform an annual review of Mr. Hussey’s compensation based on Mr. Hussey’s performance of his duties and the Company’s other compensation policies. The term base salary shall include any changes to the base salary from time to time.

Annual Target Bonus. Each calendar year Mr. Hussey will be eligible for an annual target bonus in an amount determined by the Compensation Committee of the board based on performance and the Company’s compensation policies. The actual Annual Bonus paid will be based on the Company and Mr. Hussey’s performance.

Equity Awards. Mr. Hussey will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Mr. Hussey’s performance and the Company’s compensation policies.

Other Benefits. Mr. Hussey will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Post-Termination Payments. If Mr. Hussey’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case, Mr. Hussey will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”) and (ii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly situated executives of the Company. The receipt of such benefits is conditioned upon Mr. Hussey’s compliance with the covenants, representations, warranties and agreements contained in the Hussey Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Hussey Agreement to mean a resignation following: (i) a change in Mr. Hussey’s primary location of employment to a location that is more than 50 miles from Chicago, Illinois, (ii) a failure to comply with any material term of the Hussey Agreement by the Company, (iii) a material reduction in his base salary or benefits coverage, provided that such reduction is without his consent, is not warranted by the Company’s financial condition, and is not a change that applies uniformly to similarly situated Company executives.

Change of Control. If (i) Mr. Hussey’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason, in either case, within two years following a Change of Control or

(ii) Mr. Hussey reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to or intended to facilitate a Change of Control or was at the request of or instigation of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Hussey will be entitled to: (a) cash equal to the then-prevailing target amount of his annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to the sum of his annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for one year following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Hussey will be provided with a lump sum cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA from the date of the Qualifying Termination through the date of the Change of Control (the “Pre-CoC Coverage Period”) and (ii) the amount of the premium that Mr. Hussey would have paid for continuation of medical coverage during the Pre-CoC Coverage Period. All of Mr. Hussey’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Hussey’s compliance with covenants, warranties, representations and agreements in the Hussey Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Hussey Agreement to mean the occurrence of any of the following within the 24-month period following a Change of Control: (a) any material breach of the Hussey Agreement by the Company, (b) any material adverse change in Mr. Hussey’s status, responsibilities or position with the Company, (c) any material reduction in his base salary, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Mr. Hussey that are materially inconsistent with his position and the responsibilities described in the Hussey Agreement or (e) requiring Mr. Hussey to be principally based at any location that is greater than 50 miles from Chicago, Illinois.

The Hussey Agreement further provides that if any amount, right or benefit paid or payable to Mr. Hussey under the Hussey Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Hussey under the Hussey Agreement will be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.

Rojas senior management agreement

On March 2, 2010, the Company entered into an Amended and Restated Senior Management Agreement, effective as of October 1, 2009, with James K. Rojas, COO of the Company (the “Rojas Agreement”). Set forth below is a brief description of the material terms of the Rojas Agreement.

Term of Agreement. The Rojas Agreement covers a one-year term. Following the expiration of that initial one-year term, the Rojas Agreement automatically renews every 12 months, unless Mr. Rojas or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Rojas Agreement may be terminated earlier by Mr. Rojas or the Company pursuant to its terms.

Base Salary. The Rojas Agreement entitles Mr. Rojas to an annual base salary. The amount of such base salary is not specified in the Rojas Agreement. The CEO of the Company will review Mr. Rojas’s compensation annually, based on Mr. Rojas’s performance and the Company’s other compensation policies. Mr. Rojas’s base salary may not be reduced without his consent unless such reduction is part of a comparable overall reduction for members of senior management of the Company.

Annual Target Bonus. Each calendar year Mr. Rojas will be eligible for an annual bonus in an amount determined by the Compensation Committee based on the Company’s and Mr. Rojas’s performance and the Company’s compensation policies.

Equity Awards. Mr. Rojas will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Mr. Rojas’s performance and the Company’s compensation policies.

Other Benefits. Mr. Rojas will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Post-Termination Payments. If Mr. Rojas’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case, Mr. Rojas will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Mr. Rojas prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly situated executives of the Company. In addition, Mr. Rojas’s equity award agreements subsequent to December 31, 2009 provide for pro rata vesting of unvested restricted shares and pro rata vesting of performance shares based on actual performance. The receipt of such benefits is conditioned upon Mr. Rojas’s compliance with the covenants, representations, warranties and agreements contained in the Rojas Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Rojas Agreement to mean a resignation, not in connection with a Change of Control, following a change in Mr. Rojas’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois.

Change of Control. If (i) Mr. Rojas’s employment is terminated by the Company without Cause or if he resigns for a CoC Good Reason, in either case, within two years following a Change of Control or (ii) Mr. Rojas reasonably demonstrates that his termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to, or intended to facilitate a Change of Control or was at the request of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Mr. Rojas will be entitled to: (a) cash equal to the target amount of his annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to two times the sum of his annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for two years following the date of such termination or resignation upon the same terms as exist for him immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Mr. Rojas will be provided with a cash payment equal to the difference between (i) the amount of the premium paid by him for continuation of medical benefits under COBRA between the date of the Qualifying Termination and the date of the Change of Control and (ii) the amount of the premium that Mr. Rojas would have paid for medical coverage during such period had his coverage been continued during such period upon the same terms as existed for him immediately prior to the termination or resignation date. All of Mr. Rojas’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Mr. Rojas’s compliance with covenants, warranties, representations and agreements in the Rojas Agreement, as well as his execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Rojas Agreement to mean certain adverse changes in anticipation of, or within two years following, a Change of Control including: (a) any material breach of the Rojas Agreement by the Company, (b) any material adverse change in Mr. Rojas’s status, responsibilities or position with the

Company, (c) any material reduction in his base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Mr. Rojas that are materially inconsistent with his position and the responsibilities described in the Rojas Agreement or (e) requiring Mr. Rojas to be principally based at any location that is greater than 75 miles from Chicago, Illinois.

The Rojas Agreement further provides that if any amount, right or benefit paid or payable to Mr. Rojas under the Rojas Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Mr. Rojas under the Rojas Agreement will be reduced to the extent necessary so that no portion of such payments is subject to such excise tax.

Ratekin senior management agreement

On March 17, 2011, the Company entered into a Senior Management Agreement, effective as of February 22, 2011, with Diane E. Ratekin, General Counsel of the Company (the “Ratekin Agreement”). Set forth below is a brief description of the material terms of the Ratekin Agreement.

Term of Agreement. The Ratekin Agreement covers a term beginning on February 22, 2011 and continuing through December 31, 2011. Commencing on January 1, 2012, the Ratekin Agreement will be automatically renewed every 12 months, unless Ms. Ratekin or the Company provides 60 days’ notice to the other that such automatic renewal shall cease. The Ratekin Agreement may be terminated earlier by Ms. Ratekin or the Company pursuant to its terms.

Base Salary. The Ratekin Agreement provides for an annual base salary, payable in accordance with the Company’s customary payroll practices as in effect from time to time. The CEO shall perform an annual review of Ms. Ratekin’s compensation based on Ms. Ratekin’s performance of her duties and the Company’s other compensation policies, provided that Ms. Ratekin’s base salary shall not be reduced without her consent unless such reduction is part of a comparable overall reduction for members of senior management. The term base salary shall include any changes to the base salary from time to time.

Annual Target Bonus. Each calendar year Ms. Ratekin will be eligible for an annual target bonus in an amount determined by the Compensation Committee of the board based on performance and the Company’s compensation policies. The actual Annual Bonus paid will be based on the Company’s and Ms. Ratekin’s performance.

Equity Awards. Ms. Ratekin will generally be eligible to participate in the Company’s equity plans, with the amount and terms of any equity awards being in the sole discretion of the Compensation Committee based on the Company’s and Ms. Ratekin’s performance and the Company’s compensation policies.

Other Benefits. Ms. Ratekin will be eligible to participate in the Company’s various health and welfare benefit plans for its similarly situated key management employees.

Post-Termination Payments. If Ms. Ratekin’s employment is terminated by the Company without Cause or she resigns for Good Reason, in either case, Ms. Ratekin will be entitled to: (i) severance pay in an amount equal to six months base salary (“Severance Pay”), (ii) pro rata vesting of any outstanding equity awards granted to Ms. Ratekin prior to 2010 and (iii) continuation of medical benefits for six months upon the same terms as exist from time to time for active similarly situated executives of the Company. The receipt of such benefits is conditioned upon Ms. Ratekin’s compliance with the covenants, representations, warranties and agreements contained in the Ratekin Agreement, as well as the execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“Good Reason” is defined in the Ratekin Agreement to mean a resignation following a change in Ms. Ratekin’s primary location of employment to a location that is more than 75 miles from Chicago, Illinois.

Change of Control. If (i) Ms. Ratekin’s employment is terminated by the Company without Cause or if she resigns for a CoC Good Reason, in either case, within two years following a Change of Control or (ii) Ms. Ratekin reasonably demonstrates that her termination by the Company (or an event which, had it occurred after a Change of Control, would have constituted a CoC Good Reason) prior to a Change of Control was attributable to or intended to facilitate a Change of Control or was at the request of or instigation of a third party acting to effect a Change of Control, and a Change of Control actually occurs within 12 months of such termination or resignation (each of (i) and (ii), a “Qualifying Termination”), then Ms. Ratekin will be entitled to: (a) cash equal to the then-prevailing target amount of her annual bonus (the “Target Bonus”) for the year of termination or resignation, prorated based on the number of days employed in the year of termination or resignation, (b) cash equal to the sum of her annual base salary and Target Bonus, if any, for the year of termination or resignation and (c) continuation of medical benefits for one year following the date of such termination or resignation upon the same terms as exist for her immediately prior to the termination or resignation date. In addition, in the case of a Qualifying Termination that occurs prior to a Change of Control, Ms. Ratekin will be provided with a lump sum cash payment equal to the difference between (i) the amount of the premium paid by her for continuation of medical benefits under COBRA from the date of the Qualifying Termination through the date of the Change of Control (the “Pre-CoC Coverage Period”) and (ii) the amount of the premium that Ms. Ratekin would have paid for continuation of medical coverage during the Pre-CoC Coverage Period. All of Ms. Ratekin’s outstanding equity grants that were awarded at or prior to the time of the Change of Control will fully vest upon the occurrence of a Qualifying Termination. The receipt of the benefits described in this paragraph is conditioned on Ms. Ratekin’s compliance with covenants, warranties, representations and agreements in the Ratekin Agreement, as well as her execution and acceptance of the terms and conditions of a general release in the standard form used by the Company.

“CoC Good Reason” is defined in the Ratekin Agreement to mean the occurrence of any of the following within the 24-month period following a Change of Control including: (a) any material breach of the Ratekin Agreement by the Company, (b) any material adverse change in Ms. Ratekin’s status, responsibilities or position with the Company, (c) any material reduction in her base salary or Target Bonus, other than in connection with an across-the-board reduction in base salaries applicable in like proportions to all similarly situated executives of the Company and any direct or indirect parent of the Company, (d) assignment of duties to Ms. Ratekin that are materially inconsistent with her position and the responsibilities described in the Ratekin Agreement or (e) requiring Ms. Ratekin to be principally based at any location that is greater than 75 miles from Chicago, Illinois.

The Ratekin Agreement further provides that if any amount, right or benefit paid or payable to Ms. Ratekin under the Ratekin Agreement or any other plan, program or arrangement would constitute an “excess parachute payment” under Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, then the amount of payments payable to Ms. Ratekin under the Ratekin Agreement will be reduced to the extent necessary so that no portion of such payments is subject to the excise tax.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2011 for each named executive officer. Market value is based on the closing price of Huron stock of $38.74 on December 30, 2011.

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares That Have Not Vested ($)
James H. Roth (3)	100,000	23.43	5/3/2020	78,022	3,022,572
	27,031	26.19	3/11/2021	—	—
C. Mark Hussey	1,772	32.37	8/1/2021	11,240	435,437
James K. Rojas	15,687	26.19	3/11/2021	42,298	1,638,624
Diane E. Ratekin	4,706	26.19	3/11/2021	11,483	444,851

(1)	See “2011 Grants of Plan-Based Awards” for a description of the option grants.

(2)	Includes unvested restricted stock that vests over four years, 25% annually as of December 31, 2011 and performance-based restricted stock units (PSUs) that are unvested and only subject to the remainder of the service period as described under the “2011 Grants of Plan-Based Awards” table as of February 23, 2012.

(3)	Mr. Roth’s option grant dated May 3, 2010 is subject to 50% vesting on the third anniversary of the grant date provided he remains employed and 50% vesting on the third anniversary of the grant date, provided that, as of any date during the three-year period beginning on the date of grant and ending on the vesting date, the 60 business day average stock price exceeds one hundred and twenty-five percent (125%) of the exercise price. The average stock price requirement was met on July 12, 2011.

2011 Option Exercises and Stock Vested

The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2011 for each named executive officer.

Name	Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2) (3)
James H. Roth	34,188	1,052,270
C. Mark Hussey	619	24,073
James K. Rojas	15,617	523,445
Diane E. Ratekin	3,747	123,048
Natalia Delgado (3)	18,476	628,307
David M. Shade (4)	12,500	333,500

(1)	Includes restricted stock that vested in 2011 and performance-based stock units (PSUs) that were allocated on February 23, 2012, the date at which the actual performance results were determined.

(2)	The value realized on vesting equals the market value of Huron stock measured as the closing price of the stock on the vesting date multiplied by the number of shares received on vesting, or if the markets are not open on the date of vesting, the value realized equals the market value of Huron stock measured as the closing price of the stock on the first business day after the vesting date multiplied by the number of shares received on vesting.

(3)	Ms. Delgado retired effective December 31, 2011, at which time 10,492 restricted shares vested and 7,394 restricted shares were forfeited. For further details, please refer to the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Long-Term Incentive Decisions for 2011.”

(4)	David M. Shade retired on June 30, 2011.

2011 Nonqualified Deferred Compensation

None of the named executive officers participated in the DCP in 2011. The Company maintains the DCP, which became effective July 1, 2006. The DCP permits managing directors, Corporate Vice Presidents and named executive officers to elect to defer up to 75% of their base salary and 100% of their annual cash incentive into a deferred compensation account and to choose from a number of generally available investment vehicles. Earnings are credited based on earnings of the investment options selected by the participant. Huron does not match any amounts deferred or otherwise contribute to the DCP except to make restoration payments to the accounts of participants who do not receive the maximum eligible 401(k) match as a result of participation in the DCP. Deferral elections for base salary and any guaranteed bonus must be made in the calendar year prior to earning such base salary or within 30 days of becoming eligible for the plan. The Company requires that deferral elections of the annual cash incentive must be made 12 months prior to the end of the applicable performance period. Independent directors may also defer up to 100% of their retainer and meeting fees into the DCP.

Payments from the plan automatically begin upon termination of employment or separation from service as a director. Key employees, including executive officers, must wait six months after termination to receive payment from the plan. Participants may elect payment in a lump sum or annual installments for up to 15 years. Upon proof of financial hardship and approval from the Compensation Committee, a participant may be allowed an early distribution. Participants may also elect to receive payments prior to termination through a scheduled distribution.

Potential Payments upon Termination or Change of Control

The following table and summary set forth potential payments we would be required to make to our named executive officers upon termination of employment or change in control. The table assumes termination of employment on December 30, 2011 and uses a share price of $38.74, the closing price of our stock on December 30, 2011.

Name (1)	Benefit	Termination without Cause or Resignation for Good Reason ($)	Permanent Disability or Death ($)	Termination Following Change of Control ($)
James H. Roth	Salary	800,000	—	1,600,000
	Bonus	880,000	—	1,760,000
	Pro rata bonus (2)	781,440	—	880,000
	Equity Acceleration (3)	2,347,322	5,600,753	5,302,582
	Benefits continuation	11,787	5,893	35,896
	Cutback	—	—	-981,432
	Total Value	4,820,549	5,606,647	8,597,046

C. Mark Hussey (4)	Salary	178,973	—	325,000
	Bonus	—	—	227,500
	Pro rata bonus	—	—	104,089
	Equity Acceleration[3]	100,930	446,725	472,991
	Benefits continuation	6,027	—	16,925
	Cutback	—	—	-27,136
	Total Value	285,930	446,725	1,119,369

James K. Rojas	Salary	275,000	—	1,100,000
	Bonus	—	—	880,000
	Pro rata bonus	—	—	440,000
	Equity Acceleration[3]	1,045,843	2,246,339	2,073,312
	Benefits continuation	5,473	—	35,543
	Cutback	—	—	-707,650
	Total Value	1,326,316	2,246,339	3,821,205

Diane E. Ratekin	Salary	162,500	—	325,000
	Bonus	—	—	162,500
	Pro rata bonus	—	—	162,500
	Equity Acceleration[3]	250,346	503,912	575,271
	Benefits continuation	—	—	—
	Cutback	—	—	—
	Total Value	412,846	503,912	1,225,271

(1)	Ms. Delgado retired effective December 31, 2011. Upon her retirement, of the remaining restricted shares held by Ms. Delgado, 10,492 shares vested and 7,394 shares were forfeited. The total value of the vested shares based on the closing stock price on December 30, 2011 was $406,460.10. Ms. Delgado received no other payments or benefits upon her retirement from the Company. For further details, please refer to the section entitled “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Long-Term Incentive Decisions for 2011.”

Mr. Shade retired effective June 30, 2011. Mr. Shade received no payments or benefits upon his separation from the Company.

(2)	Mr. Roth’s Pro rata bonus for termination without Cause or resignation for Good Reason is based on actual performance from 2011. See “Compensation Discussion and Analysis” for disclosure regarding amount earned.

(3)	The acceleration of equity varies by grant and type of termination as outlined below. The value of all whole value shares is equal to the number of accelerated shares times the closing price on December 30, 2011. The value of all accelerated options equals the number of accelerated options, multiplied by the closing price on December 30, 2011 minus the exercise price.

(4)	Mr. Hussey is currently in the Initial Period of his senior management agreement. He is entitled to salary and medical coverage through July 17, 2012. After the Initial Period the maximum severance is six months.

	Termination without Cause or Resignation for Good Reason	Permanent Disability or Death	Termination Following Change of Control
Time-Vested Restricted Stock	Pro rata acceleration	Full acceleration	Full acceleration

Performance Share Units	Pro rata acceleration of shares earned during performance period	Full acceleration of shares earned during performance period	Full acceleration

Time-Vested Options	Pro rata acceleration	Full acceleration	Full acceleration

Performance-Vested Options	Forfeit	Full acceleration	Earned if performance criteria met as of CoC date

Termination Without Cause or Resignation for Good Reason

If any of our executives with a senior management agreement is terminated by us without cause or resigns for good reason, as defined in his or her senior management agreement, upon executing a general release and waiver, the Company is obligated to pay severance and continuation of benefits in varying amounts. In addition, unvested equity will accelerate on a pro rata basis upon termination without Cause or resignation for Good Reason.

The following severance benefit is payable to each of our named executive officers upon termination without Cause or resignation for Good Reason, except in the case of a change of control, as of December 31, 2011:

James H. Roth	Twelve months of base salary and his then current target bonus, pro rata bonus in the year of termination based on actual results, 12 months’ continuation of medical, dental and vision insurance coverage, pro rata vesting of all unvested restricted shares and service-based option awards, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

C. Mark Hussey	Six months’ salary as severance payable in a lump sum, six months’ continuation of medical insurance, pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

James K. Rojas	Six months’ salary as severance payable in a lump sum, six months’ continuation of medical insurance, pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

Diane E. Ratekin	Six months’ salary as severance payable in a lump sum, six months’ continuation of medical insurance, pro rata vesting of all unvested restricted shares, and pro rata vesting of performance shares that would otherwise have been earned in the year of termination. Severance amounts are payable in a lump sum.

Termination of Employment Due to Death or Disability

If any of our executives dies or becomes disabled, his or her estate will receive payment of base salary through the date of termination. The executive and/or his eligible dependents shall receive, in the case of Mr. Roth, continuation of medical, dental and vision benefits for six months and for all other executives, continuation of medical benefits for three months. In addition, all unvested equity will accelerate if any of our executives dies or becomes disabled.

Termination Following Change of Control

The Company provides each of our executive officers with change of control severance benefits if his or her employment is terminated without cause, as defined in the executive’s senior management agreement, following a change of control or if the executive resigns in the two-year period following a change of control for good reason as defined in the senior management agreement. The executive will receive:

1.	A lump-sum payment equal to two times for Mr. Roth and Mr. Rojas and one time for Ms. Ratekin and Mr. Hussey, respectively, base salary and target bonus in the year of termination;

2.	A lump-sum payment of the pro rata bonus, calculated based on the target bonus in the year of termination through the date of termination;

3.	Two years’ continuation of medical, dental and vision coverage for Mr. Roth; two years’ continuation of medical coverage for Mr. Rojas; and one year’s continuation of medical benefits for Ms. Ratekin and Mr. Hussey; and

4.	Vesting of all outstanding equity grants that were granted prior to the change of control except, in the case of Mr. Roth’s option grant, Mr. Roth’s service-based unvested option award will vest only if the acquirer does not assume the option. The option award with a performance requirement will only vest if, as of the change of control date, the performance requirement is met and the acquirer does not assume the option.

All executives are subject to a cutback in benefits to eliminate any excise tax.

A change of control occurs if:

•	any person becomes a beneficial owner of 40% or more of the Company’s outstanding securities;

•

there is a consummation of a merger or consolidation with any person unless (a) the voting securities of the Company outstanding immediately prior to the transaction continue to represent 60% of the combined voting power of the securities; (b) the merger is a recapitalization in which no person other than existing security holders becomes a beneficial owner representing 40% or more of the outstanding securities; (c) the merger does not represent a sale of all or substantially all of the assets;

•	the stockholders approve a plan of complete liquidation or dissolution; or

•

there is a disposition or sale of the Company’s assets other than a sale or disposition in which at least 60% of the voting power is retained in substantially the same proportion as immediately prior to the sale.

Restrictive Covenants on Termination

No severance or benefits are paid if an executive officer is terminated for cause or resigns other than for good reason as defined in the executive’s senior management agreement. Executives are subject to a confidentiality and non-disclosure covenant and, for a period of 12 to 24 months following termination of employment for any reason, may not directly or indirectly solicit, induce or encourage any employee of the Company or any client of the Company to leave, alter or cease his or her relationship with it. In addition, executives may not, for a period of 12 to 24 months following termination for any reason, provide services that are the same as or similar to those offered by the Company to any client of the Company that he or she obtained as a client for the Company, to whom he or she provided services within the 12 months preceding termination of employment, or to whom he or she submitted a proposal during the six months prior to termination of employment.

For a period of 12 to 24 months following the termination of his employment for any reason, Mr. Roth may not: (i) provide services that are the same as or similar to those offered by the Company at the time of his termination to any client of the Company; (ii) directly or indirectly solicit, induce or encourage any client of the Company to leave, alter or cease his or her relationship with it; or (iii) directly or indirectly solicit, induce or encourage any employee of the Company to leave, alter or cease his or her relationship with it. Further, for a period of 12 to 24 months following the termination of his employment for any reason, Mr. Roth may not, directly or indirectly, provide services that are competitive with those of the Company to any person, firm or other business entity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the information contained under the caption “Compensation Discussion and Analysis” and, based on this review and discussion, has recommended to the board of directors that it be included in this Proxy Statement.

John S. Moody, Chairman

DuBose Ausley

H. Eugene Lockhart

Compensation Committee Interlocks and Insider Participation

During 2011, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

Certain Relationships and Related Transactions

It is the responsibility of the Audit Committee to review and approve, ratify or disapprove of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed pursuant to the SEC’s related person disclosure requirements). In addition, it is the policy of management and board members to discuss at a meeting of the board of directors, or the appropriate board committee, those transactions requiring disclosure pursuant to the SEC’s related person disclosure requirements between Huron and a board member or a principal stockholder and members of their immediate families.

In addition, Huron has a Code of Business Conduct and Ethics (the “Code of Conduct”), a copy of which is posted on our web site at www.huronconsultinggroup.com, that applies to directors and employees and their family members. The Code of Conduct, among other things, has a policy governing conflicts of interest generally and, in particular, prohibiting certain business arrangements with the Company and clients of the Company, entering into relationships that may be perceived as impairing the ability of the individual or Huron from performing his or its duties, as the case may be, in an impartial manner, and use of corporate property for improper personal gain. Any exceptions require disclosure and approval by the Chief Compliance Officer and, in the case of officers and directors, by the Audit Committee of the board of directors. The Code of Conduct also prohibits Huron from making any personal loans or guaranteeing any personal obligations of board members and executive officers.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the SEC, Huron again is asking its stockholders to indicate their support for our named executive officer compensation, which includes the compensation discussion and analysis, the compensation tables and the related narrative disclosures, all as described in the section entitled “EXECUTIVE COMPENSATION” beginning on page 17. Following the vote on this proposal at the 2011 Annual Meeting of Stockholders, Huron determined to submit annually to stockholders an advisory vote on executive compensation.

The vote solicited by this proposal, commonly known as “Say on Pay,” is advisory in nature and will not be binding on the board of directors, the Compensation Committee or Huron. However, the board of directors and the Compensation Committee value the opinions of our stockholders, will review the voting results and may, to the extent determined appropriate, take into account the outcome of the vote during future deliberations on executive compensation arrangements. At the 2011 Annual Meeting of Stockholders, almost 92% of the stockholders voting for or against the proposal voted to support Huron’s named executive officer compensation.

Huron believes that its executive compensation program is structured to support Huron and its business objectives. This vote is not intended to address any one specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The affirmative vote of the holders of a majority of the total shares of common stock, present in person or represented by proxy and entitled to vote on the proposal, is required to approve the advisory vote on the compensation arrangements of our named executive officers. Abstentions and broker non-votes will not be counted as votes for or against approval. Proxies submitted pursuant to this solicitation will be voted “FOR” the approval of the advisory vote on the compensation arrangements of our named executive officers, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 3

APPROVAL OF THE HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

Background

In 2004, the Company’s 2004 Omnibus Stock Plan (the “Omnibus Plan”) was approved by stockholders and authorized for issuance up to 2,141,000 shares of our common stock for stock-based incentive compensation to eligible employees, non-employee directors and independent contractors. On May 2, 2006, stockholders approved the First Amendment to the Omnibus Plan (“First Amendment”) in order to authorize for issuance up to 2,100,000 additional shares, and on May 3, 2010, stockholders approved the Company’s Amended and Restated 2004 Omnibus Stock Plan (the “Amended and Restated Plan”), which included an authorization for issuance of up to 650,000 additional shares. As of March 2, 2012, we had issued 2,922,786 shares of common stock under the Amended and Restated Plan that are no longer subject to outstanding awards, 1,270,013 shares of common stock that are subject to unexercised options or unvested restricted stock awards and up to 131,402 shares that may be issued pursuant to outstanding performance share awards, leaving 566,799 shares of common stock available for grant. The weighted average exercise price and remaining contractual life of the 224,785 stock options outstanding was $25.50 and 7.82 years, respectively. The weighted average grant date fair value and remaining contractual life of the 1,045,228 shares of unvested restricted stock awards was $31.91 and 2.85 years, respectively.

In order to increase the number of shares of common stock available as equity compensation to our employees, non-employee directors, and independent contractors and those of our subsidiaries, and to make certain updates to reflect changes in market practices since the Amended and Restated Plan was adopted, the board of directors adopted the 2012 Omnibus Incentive Plan (the “2012 OIP”), subject to stockholder approval.

Significant Provisions

The significant provisions contained in the 2012 OIP that differ from the Amended and Restated Plan include:

•

reservation for issuance of up to 850,000 additional shares of our common stock, or approximately 3.7% of our currently outstanding shares of common stock, that will be added to approximately 566,799 shares not subject to outstanding awards under the Amended and Restated Plan that, as discussed below, results in a total of approximately 1,416,799 shares of common stock that will be available for issuance under the 2012 OIP. We believe this will be sufficient for our needs for two years based on our current plans and growth expectations.

•	provision for grants of options, stock appreciation rights (“SARs”) and “full value awards,” which we discuss below;

•

the 2012 OIP expressly forbids the repricing of options and SARs without stockholder approval and provides that no option or SAR in which the exercise price per share is greater than the value of a share of our common stock (more commonly known as being “underwater”) may be surrendered to us for a cash payment without stockholder approval;

•

provides that unexercised awards will expire on the date prior to the date on which any person is terminated for cause, as that provision is defined in the 2012 OIP, and modifies the definition of “cause” to include a breach by a person of a senior management agreement or any other agreement entered into between Huron and the individual;

•

eliminates a requirement that performance awards cannot become exercisable or vest prior to the first anniversary of their grant, although the Compensation Committee can opt to include such a provision in any specific award agreement;

•

includes a provision that provides for the vesting of outstanding unvested awards if the 2012 OIP is terminated by the Company or a successor following a change of control without provision for the continuation of outstanding awards; and

•

provides the Compensation Committee with the ability to grant awards to foreign employees on terms and conditions that are different from the terms of the 2012 OIP if the Compensation Committee determines that it is necessary to promote the purposes of the 2012 OIP and to comply with the requirements of local law.

Burn Rate Commitment

We commit to cap our average annual burn rate at 4.61% in fiscal years 2012, 2013 and 2014. For this purpose, “burn rate” is the number of shares of our common stock subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding (basic) during our fiscal year. For purposes of calculating the number of shares subject to stock awards granted in a fiscal year, (i) awards of stock options and SARs will count as one share and (ii) full value awards will count as 1.5 shares. Awards that are assumed or substituted in acquisitions will be excluded from our burn rate calculations.

We have chosen to cap our burn rate at 4.61% based on the 2012 suggested burn rate cap for Commercial & Professional Services companies, as provided by Institutional Shareholder Services (“ISS”). For calculating the burn rate, we have chosen a 1.5x multiple for full value awards based on ISS methodology and stock price volatility calculation as of December 1, 2011.

Reasons for the Proposal

Equity compensation is a crucial component of our business model. In addition to using equity awards to compensate our directors and executive officers to focus them on the overall financial performance of Huron, we use equity awards as a critical component of the compensation of the people who generate our revenue – Huron’s managing directors and employees. A significant portion of the shares granted go to managing directors as a regular component of their compensation plan. We also use equity compensation to provide competitive total compensation opportunities as a critical retention tool, and to further align the interests of Huron’s employees and directors with those of our stockholders. In 2011, 75% of our equity awards were granted to Huron’s managing directors and employees, while 19% were granted to our named executive officers and 6% to our outside directors. In 2012 to date, 83% of our equity awards were granted to Huron’s managing directors and employees, while 17% were granted to our named executive officers and 0% to outside directors.

As a professional services organization, our growth and success depend wholly on the talent and efforts of people. The availability of ongoing long-term incentive compensation is a key factor in Huron’s ability to recruit and retain talent. We must offer competitive compensation packages that reward performance and create a compelling reason to remain at Huron and deliver results that benefit all constituents. We believe stock-based compensation motivates employees and helps to focus participants on the performance and financial goals the Company has committed to achieve. Our ability to offer equity as a long-term component of compensation also helps Huron recruit talent that is critical for Huron’s continued growth. We believe that our ability to offer long-term equity incentives encourages a balanced focus between short-term and long-term goals and performance that cannot be as effectively achieved with cash awards alone.

Recognizing the importance of retaining Huron’s valued employees at all levels, we also have a program for employees below the managing director level who, as part of their normal compensation plan, do not receive equity. To offer an opportunity for all of Huron’s employees to have a stake in Huron’s growth, if, under specified conditions, employees purchase our common stock in the open market, the Company will partially match those open market purchases with additional shares of common stock, subject to a minimum holding requirement, as well as a time-based vesting schedule. We believe that ownership among all of Huron’s employees builds the teamwork that is a fundamental value of the Company and will enhance retention of Huron’s employees.

Over the last several years, Huron made significant changes to our executive officer and managing director compensation plans to better align their compensation with our business strategy and the interests of stockholders. These changes were designed to:

•	drive desired financial, operational and strategic objectives that create sustainable long-term stockholder value;

•	incentivize our executive officers to accomplish our business strategy by granting the majority of their equity opportunities as performance-based equity in the form of performance share units; and

•	reward the results and behaviors of Huron’s managing directors that drive the Company strategy by meeting or exceeding revenue and profitability goals.

As we have previously discussed, key changes to our executive officer compensation plan included:

•	articulation of a clearer and more transparent compensation philosophy that addresses all elements of compensation (base, bonus and long-term incentive);

•	establishment of a Section 162(m) compliant performance-based long-term and short-term incentive program with target payouts tied to achieving specified financial and strategic goals;

•

a long-term incentive component that combines time-based and performance-based equity grants to reward executives for long-term value creation (with an expectation that all equity awards to executive officers will be grants in the form of stock options and/or performance-based restricted stock);

•	adoption of share ownership requirements for executive officers and directors; and

•	utilization of independent compensation consultants to provide expert objective counsel to the Compensation Committee regarding executive compensation.

Key changes to Huron’s managing director compensation included:

•	establishment of an integrated compensation plan that includes annual and equity-based long-term incentive targets for all managing directors based on their expected contributions to the business;

•	increased clarification and transparency in the link between pay and performance designed to motivate results that drive our business strategy and fulfill stockholder commitments; and

•	a focus on wealth creation over time with managing directors eligible for an annual equity grant based on achieving performance targets.

For the reasons discussed above, it is our belief that it is in the best interest of the Company, its stockholders and Huron’s employees to approve the 2012 OIP. Accordingly, the board of directors has adopted the 2012 OIP, subject to stockholder approval. The changes reflected in the 2012 OIP address feedback we received from our stockholders over the last several years and additional updates to the plan to reflect current best practices, while continuing to support the Company’s use of equity compensation and performance-based compensation (both cash and equity) as a core component of our overall compensation and retention strategy.

Approval Required

The approval of the 2012 OIP requires the affirmative vote of the holders of a majority of the total shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to approval of the proposal and will not be counted as votes for or against the proposal. Executed proxies will be voted for the approval of the proposal, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S 2012 OMNIBUS INCENTIVE PLAN.

Description of the 2012 OIP

The summary of the 2012 OIP set forth below is qualified in its entirety by the full text of the 2012 OIP. A copy of the 2012 OIP is attached as Appendix A to this Proxy Statement. If the 2012 OIP is not approved by stockholders, the Amended and Restated Plan will continue in existence in its current state, and the board of directors will be forced to consider other alternatives to continue to attract, motivate and retain employees. Stockholder approval of the 2012 OIP is also required in order to continue to allow the Company to grant cash and equity incentives which are “performance based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

There are several types of awards that may be granted under the 2012 OIP:

•	stock options (including both incentive stock options (“ISOs”), within the meaning of Section 422 of the Code and nonqualified options (“NQSOs”), which are options that do not qualify as ISOs);

•	SARs;

•

full value awards, which means a grant of one or more shares of common stock or a right to receive one or more shares of common stock, subject to one or more of the conditions, restrictions and contingencies determined at the time of the award; and

•	cash incentive awards.

If this proposal is approved by stockholders, the number of shares reserved for issuance under the 2012 OIP will be based on a formula equal to 850,000 plus a number of shares of common stock authorized under the Amended and Restated Plan, but not subject to outstanding awards on May 1, 2012 (the date of the stockholder meeting). If this were to be calculated as of March 2, 2012, the number of shares reserved for issuance under the 2012 OIP would be 1,416,799, 850,000 plus 566,799 shares of common stock authorized under the Amended and Restated Plan as of March 2, 2012 but not subject to outstanding awards. This number could increase or decrease between now and May 1, 2012 depending on the activity in outstanding awards during that period. Upon approval, no further grants of awards will be made under the Amended and Restated Plan.

Shares subject to an award under the 2012 OIP that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of the award without having been exercised or settled will again become available for award under the 2012 OIP, as will any shares subject to an award under the 2012 OIP that are retained by us as payment of the exercise price or tax withholding obligations with respect to the award. In addition, a number of shares equal to the number of previously owned shares of common stock surrendered as payment of the exercise price of an option or to satisfy tax withholding obligations with respect to an award shall again be available for a grant under the 2012 OIP. Finally, to the extent an award under the 2012 OIP is paid or settled in cash, the number of shares of common stock with respect to which such payment or settlement is made shall again be available for grants of awards pursuant to the 2012 OIP and, in the event of an exercise of a SAR granted in relation to an option, the excess of the number of shares subject to the SAR over the number of shares delivered upon the exercise of the SAR shall again be available for grants of awards pursuant to the 2012 OIP.

The 2012 OIP will be administered by the Compensation Committee. Our executive officers and Huron’s other officers, employees and outside directors, numbering approximately 2,011 in total as of March 2, 2012, will be eligible to receive awards under the 2012 OIP at the discretion of the Compensation Committee. The Compensation Committee has the authority to administer the 2012 OIP and to exercise all of the powers and authorities specifically granted to it under the 2012 OIP as necessary or advisable in the administration of the 2012 OIP, including the authority to:

•	grant awards;

•	determine the individuals to whom, and the time or times at which, awards will be granted;

•

determine the type and number of awards to be granted, the number of shares of common stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;

•	determine whether, to what extent and under what circumstances an award may be settled, cancelled, forfeited, exchanged or surrendered;

•	conclusively interpret the 2012 OIP and all awards;

•	prescribe, amend and rescind rules and regulations relating to the 2012 OIP;

•	determine the terms and provisions of any award agreements; and

•	make all other determinations deemed necessary or advisable for the operation and administration of the 2012 OIP.

Subject to the provisions of the 2012 OIP, the Compensation Committee may:

•	accelerate the date on which any ISO, NQSO or SAR becomes exercisable;

•

waive or amend the operation of the 2012 OIP provisions respecting exercise of an option or a SAR after termination of employment to a period no longer than 10 years from the date of grant of the award;

•	accelerate the vesting date, or waive any condition imposed by the 2012 OIP, with respect to any full value award; and

•	otherwise adjust any of the terms applicable to any award in a manner consistent with the terms of the 2012 OIP.

Our board of directors may suspend or terminate the 2012 OIP or revise or amend it in any respect, subject to stockholder approval where required to satisfy legal or applicable stock exchange requirements. No amendment may be made without the approval of our stockholders if such amendment would:

•	materially increase the benefits accruing to a participant under the 2012 OIP;

•	increase the aggregate number of shares of common stock that may be issued under the 2012 OIP;

•	modify the requirements as to eligibility to participate in the 2012 OIP; or

•	result in the repricing or buyback of underwater options.

The 2012 OIP will terminate no later than May 1, 2022. Awards granted before the termination of the 2012 OIP may extend beyond that date in accordance with their terms.

Notwithstanding the provisions of the 2012 OIP, the Compensation Committee may grant awards to persons who are foreign nationals on such terms and conditions different from those specified in the 2012 OIP as may be necessary or desirable to foster and promote achievement of the purposes of the 2012 OIP, subject in any specific case to applicable other requirements, such as stockholder approval. Specifically, the Compensation Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron operates or has employees.

Except for either adjustments pursuant to the 2012 OIP or reductions of the exercise price approved by stockholders, the exercise price of any outstanding option or SAR may not be decreased after the date of grant, nor may an outstanding option or SAR granted under the 2012 OIP be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price. Except as approved by the Company’s stockholders, in no event may any option or SAR be surrendered to the Company in consideration for a cash payment if, at the time of the surrender, the exercise price of the option or SAR is greater than the then current fair market value of a share of common stock (that is, if it is “underwater”). Finally, no repricing of an option may be made without the approval of the Company’s stockholders if approval is required under the rules of any stock exchange on which the Company’s common stock is listed.

Vesting terms of any award will be specified at the time an award is made, although vesting of an award will be accelerated if a participant’s employment is terminated by Huron or its successor for reasons other than cause within 12 months of a change of control or if the 2012 OIP is terminated within 12 months of a change of control without provision for the continuation of outstanding awards. In addition, if a participant is terminated for cause, all of that person’s outstanding unexercised awards will expire on the date prior to the termination.

Under the 2012 OIP, the maximum number of shares of stock that may be granted to any participant during any calendar year period with respect to full value awards that are intended to be performance-based compensation shall not exceed 500,000 shares in the aggregate (subject to equitable adjustment as provided). The maximum number of shares of stock to which ISOs relate that may be granted under the 2012 OIP is 325,000 (subject to equitable adjustment as provided). In addition, the maximum amount payable to any person for any 12-month performance period with respect to a cash incentive award that is intended to be performance-based compensation, which we discuss in further detail in the next subsection, is $10,000,000.

Performance Criteria

To enable the Company to grant performance-based compensation that is exempt from the $1 million limit on tax-deductible compensation contained in Section 162(m) of the Code, certain provisions of the 2012 OIP must be periodically resubmitted to, and reapproved by, our stockholders. Stockholder approval of the 2012 OIP will constitute approval for purposes of Section 162(m) and will allow us to grant cash and equity-based compensation that is exempt from the $1 million limit on tax-deductible compensation.

The 2012 OIP is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction that we may take for compensation of our Chief Executive Officer, and the next three most highly compensated named executive officers (other than the Chief Financial Officer). Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. The exercisability or payment of awards that are intended to qualify as performance-based compensation may be based upon one or more of the following business criteria as established by the Compensation Committee:

•	return on total stockholder equity;

•	earnings or book value per share of Company common stock (“EPS”);

•	adjusted EPS;

•	net income (before or after taxes);

•	earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue;

•	return on assets, capital or investment;

•	market share;

•	market capitalization;

•	cost reduction goals;

•	levels of expense, costs or liabilities;

•	department, division or business unit level performance;

•	operating income;

•	sales or revenues;

•	stock price appreciation;

•	total stockholder return (TSR);

•	implementation or completion of critical projects or processes;

•	adjusted EBITDA;

•	days sales outstanding (DSO);

•	financial coverage ratios;

•	other non-GAAP financial measures; and

•	any combination of the foregoing.

These business criteria may be applied to results including or excluding discontinued operations, expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate of the Company, or a department, division or strategic business unit of the Company and/or one or more affiliates of the Company. The business criteria also may be applied to the performance of the Company and/or one or more affiliates of the Company relative to a market index, a group of other companies or a combination thereof, as determined by the Compensation Committee. The business criteria may be subject to:

•	a threshold level of performance below which no payment will be made (or no vesting will occur);

•	levels of performance at which specified payments will be made (or specified vesting will occur); and

•	a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Each of the business criteria will be determined, where applicable, in accordance with generally accepted accounting principles and will be subject to certification by the Compensation Committee. The Compensation Committee has the authority to make equitable adjustments to the business criteria in recognition of:

•	unusual or non-recurring events affecting the Company or any of its affiliates or the financial statements of the Company or any of its affiliates;

•	changes in applicable laws or regulations;

•

gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles;

•	asset write-downs;

•	litigation, claim judgments, settlements or restatement related expenses;

•	accruals for reorganization and restructuring programs;

•	acquisitions or divestitures (including expenses related thereto); and

•	an event either not directly related to the operations of the Company or not within reasonable control of the Company’s management.

Tax Consequences

The following provides only a general description of the application of U.S. federal income tax laws to certain awards under the 2012 OIP. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2012 OIP, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2012 OIP (such as payment of the exercise price of an option by surrender of previously acquired shares of common stock). This summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

We generally will be entitled to withhold any required taxes in connection with the exercise or payment of any award, and may require the participant to pay such taxes as a condition to exercise or payment of an award. ISOs may only be granted to our employees and employees of certain of our subsidiaries.

Stock Options.    ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirement of Section 422 of the Code. NQSOs need not satisfy such requirements.

Generally, a participant is not taxed on the grant of an ISO and is not taxed on the exercise of an ISO, except as described in the next sentence and provided that the participant has been an employee of the Company and its subsidiaries (determined in accordance with Internal Revenue Code rules) from the date the ISO was granted until three months before the date of exercise. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant recognizes capital gain (or loss, as applicable), if any, upon a subsequent disposition of such shares. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-year and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize long-term or short-term capital gain (as applicable) equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of an ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received.

We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

A recipient generally will not realize any taxable income upon the grant of an NQSO. Upon exercise of an NQSO, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the stock option exercise price. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of shares acquired upon exercise of an NQSO, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise.

SARs.    A participant generally will not realize any taxable income upon the grant of a SAR. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Full Value Awards.    If a restriction on transferability and substantial risk of forfeiture applies to shares of common stock or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In the usual case, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares of common stock or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of shares of common stock on which he or she previously paid tax.

If no substantial risk of forfeiture applies to property distributed to a participant, the participant generally must recognize ordinary income equal to the fair market value of shares of common stock actually received.

If an award does not consist of property (such as stock units), the participant generally must recognize ordinary income for U.S. income tax purposes when the award is payable in an amount equal to the amount payable or, if the award is settled in shares of common stock, the fair market value on the date of distribution, and we would normally be entitled to a corresponding deduction.

As discussed above, compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company paying it. Generally, options and SARs granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant, and performance awards to employees that the Compensation Committee designates as “performance-based compensation” and that otherwise satisfy the requirements of Section 162(m) will be considered performance-based compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2012 OIP will be fully deductible under all circumstances. In addition, other awards under the 2012 OIP, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify. Thus, compensation paid to certain named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceeds $1 million in a given year, not be deductible by us as a result of Section 162(m) of the Code.

Previous Awards

For awards that were made in 2011 to directors and named executive officers under the Amended and Restated Plan, you should read the discussions under “Proposal 1—Election of Directors; Compensation of Directors,” and “EXECUTIVE COMPENSATION—Summary Compensation Table” and “Grants of Plan-Based Awards” earlier in this Proxy Statement.

From January 1 through March 2, 2012, the Compensation Committee has approved and we have granted the following awards under the Amended and Restated Plan.

Persons or Group of Persons	Performance Share Units	Restricted Stock	Options
James H. Roth	20,534	—	19,661
C. Mark Hussey	6,417	—	6,144
James K. Rojas	12,101	—	11,586
Diane E. Ratekin	3,208	—	3,072
All employees who are not named executive officers, as a group	78,577	333,258	—
Total	120,837	333,258	40,463

FOR ALL OF THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2012 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), which has been the independent registered public accounting firm for the Company since its inception, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2012. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total shares of common stock present in person or represented by proxy and entitled to vote on the proposal, provided that a quorum is represented at the meeting. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification. Proxies submitted pursuant to this solicitation will be voted “FOR” the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, unless specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Representatives of PwC are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and December 31, 2010, and fees for other services rendered by PwC during those periods:

	2011	2010
	(in thousands)
Audit Fees	$695	$740
Audit-Related Fees	10	62
Tax Fees	38	47
All Other Fees	4	4

Total	$747	$853

Audit Fees—all services, including tax services and accounting consultation, necessary to perform an audit of the consolidated financial statements of Huron; services in connection with statutory and regulatory filings or engagements; comfort letters; statutory audits; attest services; and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees—internal control reviews; attest services that are not required by statute or regulations; and consultation concerning financial accounting and reporting standards.

Tax Fees—tax compliance (review of original and amended tax returns, claims for refund and tax payment-planning services); tax planning; and other tax advice (assistance with tax audits and appeals, tax advice related to structural matters, and requests for rulings or technical advice from taxing authorities).

All Other Fees—any other work that is not audit, audit-related or a tax service.

The Audit Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2011 and 2010 were compatible.

Policy on Audit Committee Preapproval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and non-audit services provided by the independent registered public accounting firm.

The Audit Committee, on a periodic basis, determines certain services that have the general preapproval of the Committee. The Audit Committee must separately preapprove any services not receiving such general preapproval. Requests for such approval must be submitted by both the independent registered public accounting firm and the CFO and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. No services are undertaken that are not preapproved. The Audit Committee will establish preapproved fee levels for all services to be provided by the independent registered public accounting firm. On a periodic basis, the CFO and the independent registered public accounting firm report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the board of directors in its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for Huron Consulting Group Inc. and subsidiaries (“Huron”) in accordance with the duties and responsibilities outlined in the Audit Committee charter.

Huron’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Huron’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Huron’s financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee, with the assistance and support of the Huron finance department and management of Huron, has fulfilled its objectives, duties and responsibilities as stipulated in the Audit Committee charter and has provided adequate and appropriate independent oversight and monitoring of Huron’s systems of internal control for the fiscal year ended December 31, 2011.

These activities included, but were not limited to, the following during the fiscal year ended December 31, 2011:

•	Discussed with Crowe Horwath LLP, Huron’s internal auditors, their continuing work in support of examination of internal controls and compliance controls.

•

Reviewed and discussed with management and PwC the audited financial statements, the quarterly financial statements, and the quarterly and annual earnings press releases for the year ended December 31, 2011. Management has the primary responsibility for such financial statements and press releases.

•	Discussed with PwC the matters requiring discussion under current auditing standards.

•

Received the written disclosures and the letter from PwC in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Huron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

H. Eugene Lockhart, Chairman

John McCartney

John S. Moody

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be included in the Company’s proxy statement relating to its next annual meeting, stockholder proposals must be received no later than November 20, 2012 by the Corporate Secretary at the Company’s principal executive offices. Pursuant to the Company’s bylaws, stockholders who intend to present an item for business at the next annual meeting (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide notice to the Corporate Secretary no earlier than January 1, 2013 and no later than January 31, 2013. Stockholder proposals must set forth (1) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (2) the name and address of the stockholder proposing such business, (3) the number of shares of common stock beneficially owned by such stockholder and (4) any material interest of such stockholder in such business. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business that persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer discretionary authority on the board of directors to vote on any other matter proposed by stockholders in accordance with their best judgment. Votes against proposals or abstentions from voting on proposals will not be used to adjourn or postpone the Annual Meeting of Stockholders.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. The Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

By Order of the Board of Directors

Diane E. Ratekin, Corporate Secretary

Chicago, Illinois

March 20, 2012

APPENDIX A

HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

1.	History and Purpose. Huron Consulting Group Inc., a Delaware corporation (“Huron”), has established the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan (the “Plan”) to attract and retain employees, non-employee directors and independent contractors providing services to Huron and/or the Affiliates, to motivate Participants to achieve long-term goals of Huron and the Affiliates, to provide incentive compensation opportunities that are competitive with those of other corporations, and to further align Participants’ interests with those of Huron’s stockholders, and thereby to promote the long-term financial interest of Huron and the Affiliates, including growth in value of Huron’s equity and enhancement of long-term stockholder value.

2.	Definitions. As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Administrative Actions” shall have the meaning set forth in Section 5(d).

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which (i) Huron, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of Huron.

(c)	“Agreement” shall mean an agreement between Huron and a Participant evidencing an Award or a notice of an Award, in a form approved by the Committee.

(d)	“Alternative Agreement” shall mean, with respect to any Participant, an employment agreement, senior management agreement or other written agreement describing the Participant’s terms of employment with Huron or an Affiliate.

(e)	“Approval Date” shall have the meaning set forth in Section 3.

(f)	“Award” shall mean any award described in Section 7 or 8 of the Plan.

(g)	“Board of Directors” shall mean the Board of Directors of Huron.

(h)

“Business Criteria” shall mean (i) return on total stockholder equity; (ii) earnings or book value per share of Common Stock (“EPS”); (iii) adjusted EPS; (iv) net income (before or after taxes); (v) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”) measured as a dollar amount or a percentage of revenue; (vi) return on assets, capital or investment; (vii) market share; (viii) market capitalization (ix) cost reduction goals; (x) levels of expense, costs or liabilities; (xi) department, division or business unit level performance; (xii) operating income; (xiii) sales or revenues; (xiv) stock price appreciation; (xv) total stockholder return (TSR); (xvi) implementation or completion of critical projects or processes; (xvii) adjusted EBITDA; (xviii) days sales outstanding (DSO); (xix) financial coverage ratios; (xx) other non-GAAP financial measures, or (xxi) any combination of the foregoing. Where applicable, Business Criteria may be applied to results including or excluding discontinued operations, expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of Huron, an Affiliate, or a department, division or strategic business unit of Huron and/or one or more Affiliates, or may be applied to the performance of Huron and/or one or more Affiliates relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business

Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria applicable to any Award in recognition of (1) unusual or non-recurring events affecting Huron or any Affiliate or the financial statements of Huron or any Affiliate, (2) changes in applicable laws or regulations (including tax laws, accounting principles or other laws or provisions affecting reported results), (3) gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, (4) asset write-downs, (5) litigation, claim judgments, settlements or restatement related expenses, (6) accruals for reorganization and restructuring programs, (7) acquisitions or divestitures (including expenses related thereto), and (8) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management. To the extent that such inclusions or exclusions affect Awards to Covered Employees which are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, such adjustments shall be prescribed in a form that meets the requirements of Section 162(m) of the Code.

(i)	“Cash Incentive Award” shall mean the grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives or other conditions over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

(j)	“Cause” shall mean, unless otherwise defined in a Participant’s Agreement or an Alternative Agreement, any of the following actions or failures by the Participant, as determined in the reasonable judgment of Huron: (i) engaging in conduct that violates written policies of Huron or any Affiliate; (ii) failure to perform the essential functions of his or her job (except for a failure resulting from a bona fide illness or incapacity); (iii) failure to carry out the reasonable directions of Huron or any Affiliate, issued through Huron’s Chief Executive Officer, the Board of Directors, other appropriate senior employee responsible for the Participant’s business unit or area, the Participant’s supervisor, or the person to whom the Participant reports, (iv) embezzlement, misappropriation of corporate funds, any act of fraud, dishonesty or self-dealing, or the commission of a felony or any significant violation of any statutory or common law duty of loyalty to Huron or any Affiliate; (v) an act or omission that could adversely and materially affect the business or reputation of Huron or any Affiliate or involves moral turpitude; or (vi) a breach of a material provision of this Plan, the Agreement evidencing an Award or an Alternate Agreement.

(k)	“Change of Control” shall mean the first to occur of the following events:

(i)	any Person becomes the Beneficial Owner, directly or indirectly, of Common Stock or voting securities of Huron (not including in the amounts beneficially owned by such Person any Common Stock or voting securities acquired directly from Huron or the Affiliates) representing 40% or more of the combined voting power of Huron’s then outstanding securities;

(ii)

there is consummated a merger or consolidation of Huron or any direct or indirect subsidiary of Huron with any Person, other than (1) a merger or consolidation which would result in the voting securities of Huron outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Huron or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (2) a merger or consolidation effected to implement a recapitalization of Huron (or similar transaction) in which no Person other than existing security holders is or becomes the Beneficial Owner, directly or indirectly, of securities of Huron (not including in the amount Beneficially Owned by such Person any Common Stock or voting securities acquired directly from Huron or any Affiliate) representing 50% or more of the combined voting power of Huron’s then outstanding securities; or (3) a merger or consolidation of a subsidiary of Huron that does not represent a sale of all or substantially all of the assets of Huron;

(iii)	the stockholders of Huron approve a plan of complete liquidation or dissolution of Huron (except for a plan of liquidation or dissolution effected to implement a recapitalization of Huron addressed in paragraph (ii) above); or

(iv)	there is consummated an agreement for the sale or disposition of all or substantially all of the assets of Huron to a Person, other than a sale or disposition by Huron of all or substantially all of the assets of Huron to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Huron.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of Huron immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Huron immediately following such transaction or series of transactions.

For purposes of this Change of Control definition, (I) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (II) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) Huron or any of Huron’s direct or indirect subsidiaries; (x) a trustee or other fiduciary holding securities under an employee benefit plan of Huron or any of the Affiliates; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of Huron in substantially the same proportions as their ownership of stock of Huron; and (III) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(l)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(m)	“Committee” shall mean a committee of the Board of Directors consisting of two or more persons each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, and an “independent director” within the meaning of the NASD Rule 4350(c)(1).

(n)	“Common Stock” shall mean the common stock of Huron, par value $.01 per share.

(o)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(p)	“Disabled” shall mean permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

(q)	“Effective Date” shall have the meaning set forth in Section 3.

(r)	“Eligible Individuals” shall mean employees of Huron or any of the Affiliates (including officers, whether or not they are directors of Huron or any Affiliate), independent contractors providing services to Huron or any Affiliate and non-employee directors of Huron or any Affiliate.

(s)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(t)	“Exercise Price” shall have the meaning set forth in Section 7(d).

(u)	“Fair Market Value” of a share of Common Stock as of any date shall mean the value determined in accordance with the following rules:

(i)	If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the trading day immediately preceding such date on the principal exchange on which the Common Stock is then listed or admitted to trading or, if no such sale is reported on such preceding date, on the last preceding date on which a sale was so reported.

(ii)	If the Common Stock is not at the time listed or admitted to trading on a stock exchange but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the trading day immediately preceding such date or, if no bid and asked prices for Common Stock are reported on such preceding date, on the most recent day immediately prior thereto on which bid and asked prices were so reported.

(iii)	If the Common Stock is not listed or admitted to trading on any stock exchange and if prices are not regularly reported for the Common Stock as described in paragraph (ii), the Fair Market Value shall be as determined by the Committee in good faith in its sole discretion or under procedures established by the Committee, whose determination shall be conclusive and binding.

(iv)	For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a broker-assisted cashless exercise program, Fair Market Value shall be the price at which such shares are sold.

(v)	“Full Value Award” shall mean an Award that is granted pursuant to Section 8 hereof and that is the grant of one or more shares of Common Stock or a right to receive one or more shares of Common Stock in the future, which grant may be subject to one or more of the following, as determined by the Committee:

(i)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(ii)	The grant may be contingent on the achievement of performance or other objectives during a specified period.

(iii)	The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights, deferred payment or settlement and purchase in the open market (including with a Participant’s own funds). Full Value Awards may include, but are not limited to, restricted stock, stock units, performance stock units, and bonus stock.

(w)	“Huron” shall have the meaning set forth in Section 1.

(x)	“Incentive Stock Option” shall mean an Option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(y)	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(z)	“Option” shall mean an Award that is granted pursuant to Section 7 hereof that entitles a Participant to purchase shares of Common Stock at the applicable Exercise Price established by the Committee.

(aa)	“Participant” shall mean an Eligible Individual to whom an Award is granted pursuant to the Plan.

(bb)	“Performance-Based Compensation” shall have the meaning set forth in Section 9.

(cc)	“Plan” shall mean the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan as set forth herein.

(dd)	“Prior Plan” shall mean the Amended and Restated Huron Consulting Group Inc. 2004 Omnibus Stock Plan.

(ee)	“Retirement” shall mean the termination of a Participant’s employment or service with Huron and the Affiliates on or after the date on which he has attained age 65. A Participant’s termination of employment or service shall not be considered to be on account of Retirement if the employment or service is terminated by Huron or any Affiliate for Cause.

(ff)	“Stock Appreciation Right” shall mean an Award is granted pursuant to Section 7 hereof that entitles a Participant to receive, upon exercise of the Award, an amount of cash or shares of Common Stock (as determined in accordance with the terms of the Plan and the Award) having a value equal to the excess of: (i) the Fair Market Value, determined at the time of exercise, of a specified number of shares of Common Stock; over (ii) the applicable Exercise Price.

(gg)	“Subsidiary” shall mean a “subsidiary corporation” of Huron within the meaning of Section 424(f) of the Code.

3.	Effective Date, Approval Date and Effect on Prior Plan. The Plan will be effective as of the date (the “Effective Date”) that it is approved by the Board of Directors; provided, however, that any Awards granted under the Plan prior to the date on which the Plan is approved by Huron’s stockholders (the “Approval Date”) will be contingent on approval of the Plan by Huron’s stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after the tenth anniversary of the Effective Date. Upon the Approval Date, no further Awards will be made under the Prior Plan. Any awards made under the Prior Plan prior to the Approval Date shall continue to be subject to the terms and conditions of the Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plan subject to the terms and conditions thereof.

4.	Shares Reserved and Other Limitations.

(a)	Source of Shares. Shares of Common Stock reserved for issuance under the Plan may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in Huron’s treasury, including shares purchased in the open market or in private transactions.

(b)	Shares Available for Awards. Subject to the terms and conditions of the Plan, the number of shares of Common Stock reserved for issuance under the Plan shall be 850,000 shares (subject to adjustment as provided herein) plus the aggregate number of shares of Common Stock available for issuance (and not subject to outstanding awards) under the Prior Plan as of the Approval Date.

(c)	Individual Limitations on Awards. The maximum number of shares of Common Stock that may be granted to any Participant during any calendar-year period with respect to Full Value Awards that are intended to be Performance-Based Compensation shall not exceed 500,000 shares in the aggregate (subject to adjustment as provided herein).

(i)	If Awards are denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares into cash.

(ii)	If delivery of shares of Common Stock or cash is deferred until after shares of Common Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(d)	Limits on Incentive Stock Options. The maximum number of shares of Common Stock to which Incentive Stock Options relate that may be granted under the Plan shall be 325,000 (subject to adjustment as provided herein).

(e)	Individual Limitations on Cash Incentive Awards. The maximum amount payable to any Participant for any 12 month performance period with respect to a Cash Incentive Award granted under the Plan that is intended to be Performance-Based Compensation shall be $10,000,000 (prorated for performance periods that are greater or lesser than 12 months). For purposes of this Section 4(e):

(i)	If the Award is denominated in cash but an equivalent amount of Common Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares.

(ii)	If delivery of shares of Common Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)	Adjustments for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall equitably adjust, in its sole and absolute discretion, (i) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; (iv) the limitations set forth in Sections 4(b), 4(c), 4(d), and 4(e) (provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code and any regulations thereunder and provided further that, to the extent applicable, such adjustment shall comply with Section 409A of the Code); and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or Stock Appreciation Right, the amount of such payment may be the excess of value of the shares of Common Stock subject to the Option or Stock Appreciation Right at the time of the transaction over the Exercise Price).

(g)	Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Common Stock shall again become available for Awards: (i) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange, forfeiture or termination of such Award without having been exercised or settled, (ii) any shares subject to an Award that are retained as payment of the exercise price or tax withholding obligations with respect to an Award, and (iii) a number of shares equal to the number of previously owned shares of Common Stock surrendered as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (x) to the extent an Award is paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (y) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

5.	Administration of the Plan.

(a)

General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to (i) grant Awards; (ii) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (iii) determine the type and number of Awards to be granted; the number of shares of Common Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) conclusively construe and interpret the Plan and all Awards; (vi) prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the terms and provisions of Agreements; and (viii) make all other determinations deemed necessary or advisable for the operation and administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan (but subject to the terms and conditions of the Plan), (w) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable; (x) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant); (y) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any Full Value Award; and (z) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan.

(b)	Decisions Binding. Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on all persons.

(c)	Delegation. Except to the extent prohibited by the applicable rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(d)	Indemnification. No member of the Committee (or an authorized delegate of the Committee), and no officer of Huron or any of the Affiliates, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Committee or officer of Huron or any Affiliate in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law (the “Administrative Actions”). Further, the Committee (and all delegates of the Committee), in addition to such other rights of indemnification as they may have as members of the Board of Directors or officers of Huron or an Affiliate, any individual serving as a Committee member (and any authorized delegate) shall be indemnified and held harmless by Huron to the fullest extent allowed by law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any Administrative Action.

6.	Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed between Huron and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by Huron or any of the Affiliates. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, or of multiple Awards granted to a Participant. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

7.	Options and Stock Appreciation Rights.

(a)	Grant of Awards. The Committee may grant Options and/or Stock Appreciation Rights to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)	Identification of Options. Each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

(c)	Tandem Awards. An Option may but need not be in tandem with a Stock Appreciation Right, and a Stock Appreciation Right may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement.) If an Option is in tandem with a Stock Appreciation Right, the exercise price of both the Option and Stock Appreciation Right shall be the same, and the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock shall cancel the corresponding tandem Stock Appreciation Right or Option right with respect to such share. If a Stock Appreciation Right is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an Stock Appreciation Right but is granted after the grant of the Stock Appreciation Right, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.

(d)	Exercise Price. The “Exercise Price” of an Option or Stock Appreciation Right shall be established by the Committee at the time the Option or Stock Appreciation Right is granted; provided, however, that in no event shall the Exercise Price be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or, if greater, the par value of a share of Common Stock on the date of grant).

(e)	No Repricing/Prohibition on Buy-Back. Except for either adjustments pursuant to Section 3(g) or reductions of the Exercise Price approved by Huron’s stockholders, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Option or Stock Appreciation Right granted under the Plan be surrendered to Huron as consideration for the grant of a replacement Option or Stock Appreciation Right with a lower Exercise Price. Except as approved by Huron’s stockholders, in no event shall any Option or Stock Appreciation Right granted under the Plan be surrendered to Huron in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or Stock Appreciation Right is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Huron’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)	Term and Exercise.

(i)	Each Option or Stock Appreciation Right shall become exercisable at the time determined by the Committee at the date of grant, subject to the terms and conditions of the Plan. At the time of grant of an Option or Stock Appreciation Right, as applicable, the Committee may impose such restrictions or conditions of the exercisability of the Award as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria or conditions relating to the completion of a specified period of service. Subject to Section 7(g) hereof, the Committee shall determine the expiration date of each Option and Stock Appreciation Right, as applicable, which shall be no later than the tenth anniversary of the date of grant of the Award. No Option or Stock Appreciation Right, as applicable, may be exercised after the expiration date applicable thereto.

(ii)	An Option or Stock Appreciation Right shall be exercised by delivering the form of notice of exercise provided by Huron.

(iii)	Payment for shares of Common Stock purchased upon the exercise of the Option shall be made on the effective date of such exercise by one or a combination of the following means (except that in the case of exercise using a broker assisted cashless exercise, payment may be made as soon as practicable after exercise): (1) in cash or cash equivalents; (2) by tendering, by actual delivery or attestation, shares of Common Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (3) by any such other methods (including broker assisted cashless exercise via a broker selected by the Committee) as the Committee may from time to time authorize; provided, however, that in all cases, the method of making such payment shall be in compliance with applicable law.

(iv)	Payment in settlement of a Stock Appreciation Right may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(v)	Upon the exercise of an Option or settlement of a Stock Appreciation Right in shares of Common Stock, in a manner determined by the Committee, either (1) certificates for shares of Common Stock shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares or (2) shares of Common Stock shall be credited to such person’s account via book-entry transfer and shall be registered in such person’s name solely on the records of Huron’s transfer agent, in each case, as soon as practicable following the effective date on which the Option or Stock Appreciation Right, as applicable, is exercised.

(g)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of Huron and its Subsidiaries, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of Huron or any of its Subsidiaries shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of Huron and its Subsidiaries unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted. A Participant shall be required to notify Huron of any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

(h)	Effect of Termination of Employment or Provision of Services. The Committee shall determine the effect of termination of employment or termination of service on each Option and Stock Appreciation Right, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)	notwithstanding any other provision of the Plan to the contrary, any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested and exercisable on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)	any Option or Stock Appreciation Right that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause, whether or not then exercisable, shall be terminated effective as of the day immediately prior to the date of termination; and

(iii)	any Option or Stock Appreciation Right that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, or the Participant’s being Disabled, (1) shall remain exercisable for the 90 day period following such termination to the extent that it is exercisable at the time of such termination, but in no event following the expiration of its term and (2) shall be terminated effective as of the date of termination to the extent it remains unexercisable as of the date of termination.

(i)	Leaves of Absence. Unless otherwise provided by the Committee and, with respect to Incentive Stock Options, to the extent permitted under Section 422 of the Code, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Options and Stock Appreciation Rights under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Options and Stock Appreciation Rights under the Plan during any period of such leave of absence which exceeds 30 days.

(j)	Post-Exercise Limitations. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option or received in settlement of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

8.	Full Value Awards and Cash Incentive Awards.

(a)	Grant of Awards. The Committee may grant Full Value Awards and/or Cash Incentive Awards to Eligible Individuals, subject to the terms and conditions of the Plan.

(b)	Special Vesting Rules for Full Value Awards. Notwithstanding any other provision of the Plan or an Agreement to the contrary (other than Section 8(c)(i)), except for (i) Awards (when aggregated with all other Awards under the Plan) which do not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Plan in the aggregate, (ii) grants made to newly eligible Participants to replace awards from a prior employer, and (iii) grants that are a form of payment of earned performance awards, (1) if an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with Huron or the Affiliates, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then in no event shall the required period of service for full vesting be less than three years (subject, to the extent provided by the Committee, to prorated vesting over the course of such three year period and to acceleration of vesting in the event of the Participant’s death, Disability, Retirement, Change of Control or involuntary termination).

(c)	Effect of Termination of Employment or Provision of Services on Full Value Awards. The Committee shall determine the effect of termination of employment or termination of service on each Full Value Award, subject to the terms and conditions of the Plan. Unless otherwise provided by the Committee:

(i)	notwithstanding any other provision of the Plan to the contrary, any Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates due to death or as a result of the Participant’s being Disabled shall become fully vested (and exercisable, if applicable) on the date on which the Participant’s employment or service terminates due to the Participant’s death or as a result of the Participant’s being Disabled;

(ii)	a Full Value Award that is outstanding on the date on which a Participant’s employment or service with Huron and the Affiliates terminates for Cause shall be terminated effective as of the day immediately prior to the date of termination and all shares subject to the Full Value Award (whether or not then vested or distributable) shall be terminated effective as of the day immediately prior to the date of termination; and

(iii)	any Full Value Award that is outstanding on the date that a Participant’s employment or service with Huron and the Affiliates terminates for any reason other than Cause, death, or the

Participant’s being Disabled and that has not vested on the date of termination (and all rights with respect thereto, such as dividends or dividend equivalents) shall be terminated effective as of the date of termination.

(d)	Leaves of Absence. Unless otherwise provided by the Committee, subject in all cases to the terms and conditions of the Award, in the case of any Participant who takes an approved unpaid leave of absence (i) the Participant’s employment or service shall not be deemed to be terminated solely because of such leave of absence; (ii) the Participant shall continue to vest in his outstanding Full Value Awards under the Plan during the first 30 days of such leave of absence; and (iii) the Participant shall cease to vest in his outstanding Full Value Awards under the Plan during any period of such leave of absence which exceeds 30 days.

(e)	Restrictions. Without otherwise limiting the Committee’s authority under the Plan, the Committee, in its discretion, may impose such restrictions on shares of Common Stock acquired pursuant to the grant or settlement of a Full Value Award or the payment or retention of a Cash Incentive Award as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share ownership by the Participant, conformity with Huron’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

9.	Performance-Based Compensation. The Committee may designate any Full Value Award or a Cash Incentive Award granted to a Participant under the Plan as “Performance-Based Compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. To the extent required by Section 162(m) of the Code, any such Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following shall apply:

(a)	Establishment of Performance Criteria. The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under Section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual performance, other group or individual performance, or division performance, and shall be based on one or more of the Business Criteria.

(b)	Certification of Targets. A Participant otherwise entitled to receive a Performance-Based Compensation Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this Section 9(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)	Special Termination Rules. Subject to the other terms and conditions of the Plan, if an Award is intended to constitute Performance-Based Compensation, the Committee may provide that if a Participant’s employment with Huron and the Affiliates terminates because of death or the Participant’s being Disabled, or if a Change of Control occurs prior to the Participant’s termination date, the Participant’s Performance-Based Compensation may become vested without regard to whether the Award would continue to constitute Performance-Based Compensation.

Nothing in this Section 9 shall preclude the Committee from granting Awards under the Plan, or the Committee, Huron or any Affiliate from granting any cash awards outside of the Plan, that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Awards by the Committee (other than a Stock Option or Stock Appreciation Right), the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 9 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of an Award, if any, that is not intended to constitute Performance-Based Compensation.

10.	Change of Control. Except as otherwise provided in an Agreement or an Alternative Agreement, in the event that (a) a Participant is employed on the date of a Change of Control and the Participant’s employment or service, as applicable, is terminated by Huron or the successor to Huron (or a Related Company which is his or her employer) for reasons other than Cause within 12 months following the Change of Control, or (b) the Plan is terminated by Huron or its successor following a Change of Control without provision for the continuation of outstanding Awards hereunder, all Options and Stock Appreciation Rights which are then outstanding shall become immediately exercisable and all other Awards shall become fully vested. If, (i) upon a Change of Control, awards in other shares or securities are substituted for outstanding Awards under the Plan and immediately following the Change of Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change of Control) or remains in continued service (as a director or independent contractor if the Participant was a director or independent contractor immediately prior to the Change of Control) of the entity into which Huron merged, or the purchaser of substantially all of the assets of Huron or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this Section 10 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable, and (ii) if, in connection with a Change of Control, a Participant is offered employment with a successor to Huron (or an Affiliate) for which the Participant is reasonably qualified and on financial terms and conditions which are comparable to the financial terms and conditions that applied to the Participant’s employment immediately prior to the Change of Control, if the Participant does not accept the offer of employment and if, as a result, the Participant’s employment with Huron, the Affiliates and their respective successors is terminated, the Participant shall not be treated as having a termination of employment for purposes of this Section 10.

11.	Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares or the date of crediting such shares to such person’s account via book-entry transfer. Except for adjustments pursuant to Section 3(g), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or credit via book-entry transfer is made.

12.	Limitations of Implied Rights.

(a)	No Right to Employment or Continued Service. Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to Huron and the Affiliates or interfere in any way with the right of Huron and the Affiliates, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of any Participant.

(b)	No Claim to Award. No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

(c)	No Right to Assets or Property. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of Huron or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which Huron or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of Huron and any Affiliate. Nothing contained in the Plan shall constitute a guarantee by Huron or any Affiliate that the assets of such companies shall be sufficient to pay any benefits to any person.

13.	Securities Matters.

(a)	Compliance with Law. Notwithstanding anything herein to the contrary, Huron shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan (or any crediting of shares to a person’s account via book-entry transfer) unless and until Huron is advised by its counsel (which may be Huron’s in-house counsel) that the issuance and delivery of such certificates (or crediting of such shares to an account) is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates (or crediting to an account) pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that, if applicable, such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	Transfer of Shares. The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to Huron (which may be Huron’s in-house counsel) shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes. All Awards and other payments under the Plan are subject to withholding of all applicable taxes. Whenever cash is to be paid pursuant to an Award, Huron and the Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, Huron and the Affiliates shall have the right to require the Participant to remit to Huron and the Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have Huron and the Affiliates withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld, as determined by the Committee or through the surrender of shares of Common Stock which the Participant already owns; provided, however, that previously-owned shares of Common Stock that have been held by the Participant or shares to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact). Any shares used to satisfy the withholding obligation shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

15.	Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify Huron of such election within 10 days of filing notice of the election with the Internal Revenue Service.

16.

Amendment or Termination of the Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that approval of Huron’s stockholders shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law (including, but not limited to, the Incentive Stock Option regulations and any amendments thereto), or stock exchange or automated quotation system listing requirement. Without limiting the generality of the foregoing, no amendment of the Plan will be made without the approval of Huron’s stockholders if such amendment would (a) materially increase the benefits accruing to a Participant under the Plan; (b) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (c) modify the requirements as to eligibility for participation in the Plan; or (d) be required under Section 7(e) of the Plan (relating to prohibitions on repricing and buy-backs).

Nothing in this Section 16 shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Sections 4 and 5, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

17.	Transferability.

(a)	General. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind Huron unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b)	Family Members. Notwithstanding Section 17(a), during a Participant’s lifetime, the Committee may, in its sole discretion, pursuant to the provisions set forth in this Section 17(b), permit the transfer, assignment or other encumbrance of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to Huron, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all terms and conditions of the Plan.

(c)	Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

18.	Miscellaneous.

(a)	Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of Huron at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than exercise notice) may be waived by the person entitled to notice.

(b)	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

(c)	Agreement. The Committee may require a Participant to enter into an Agreement evidencing the Award, which Agreement shall contain such terms and conditions, not inconsistent with the Plan, as the Committee determines in its discretion.

(d)	Liability for Cash Payments. Subject to the terms and conditions of the Plan, Huron and each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for Huron or the Affiliate, as applicable, by the Participant. Any disputes relating to liability of Huron or an Affiliate for cash payments shall be resolved by the Committee.

(e)	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

(f)	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

(g)	Expenses and Receipts. The expenses of the Plan shall be paid by Huron. Any proceeds received by Huron in connection with any Award may be used for general corporate purposes.

(h)	Applicable Law. Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

(i)	No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.	Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

20.	Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which Huron or an Affiliate operates or has employees.

Electronic Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Eastern Time, on May 1, 2012.

Vote by Internet • Go to www.envisionreports.com/HURN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.								+
1.	Election of Directors:	For	Withhold		For	Withhold
	01 - DuBose Ausley	☐	☐	02 - John S. Moody	☐	☐

				For Against Abstain			For	Against	Abstain
2.	An advisory vote on the approval of executive compensation.			☐ ☐ ☐	3.	Proposal to approve the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan.	☐	☐	☐

4.	Proposal to ratify appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.			☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of

Huron Consulting Group Inc. Stockholders

Tuesday, May 1, 2012, 11:00 a.m. Central Daylight Savings Time

550 West Van Buren Street

Chicago, Illinois 60607

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Huron Consulting Group Inc.

Notice of 2012 Annual Meeting of Stockholders

550 West Van Buren Street, Chicago, Illinois 60607

Proxy Solicited by Board of Directors for Annual Meeting — Tuesday, May 1, 2012

James H. Roth and Diane E. Ratekin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Huron Consulting Group Inc. to be held on May 1, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and, FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)